                                                                     EXHIBIT 4.1





                                U.S. $700,000,000


                                CREDIT AGREEMENT


                            Dated as of July 25, 2000

                                      Among

                          THE WILLIAMS COMPANIES, INC.
                         NORTHWEST PIPELINE CORPORATION
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                       TEXAS GAS TRANSMISSION CORPORATION

                                  as Borrowers

                             THE BANKS NAMED HEREIN

                                    as Banks

                            THE CHASE MANHATTAN BANK

                                       and

                                 COMMERZBANK AG

                            as Co-Syndication Agents

                                       and

                         CREDIT LYONNAIS NEW YORK BRANCH

                             as Documentation Agent

                                       and

                                 CITIBANK, N.A.

                                    as Agent

                                       and

                              SALOMON SMITH BARNEY,

                                   as Arranger




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                                TABLE OF CONTENTS

                                                                                                    Page
ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         Section 1.01          Certain Defined Terms.............................................................1

         Section 1.02          Computation of Time Periods......................................................14

         Section 1.03          Accounting Terms.................................................................14

         Section 1.04          Miscellaneous....................................................................14

         Section 1.05          Ratings..........................................................................14

ARTICLE II            AMOUNTS AND TERMS OF THE ADVANCES.........................................................15

         Section 2.01          The A Advances...................................................................15

         Section 2.02          Making the A Advances............................................................15

         Section 2.03          Fees.............................................................................18

         Section 2.04          Reduction of the Commitments.....................................................18

         Section 2.05          Repayment of A Advances..........................................................19

         Section 2.06          Interest on A Advances...........................................................19

         Section 2.07          Additional Interest on Eurodollar Rate Advances..................................19

         Section 2.08          Interest Rate Determination......................................................20

         Section 2.09          Evidence of Debt.................................................................20

         Section 2.10          Prepayments......................................................................21

         Section 2.11          Increased Costs..................................................................21

         Section 2.12          Illegality.......................................................................23

         Section 2.13          Payments and Computations........................................................23

         Section 2.14          Taxes............................................................................24

         Section 2.15          Sharing of Payments, Etc.........................................................27

         Section 2.16          The B Advances...................................................................27

         Section 2.17          Optional Termination.............................................................31

         Section 2.18          Extension of Termination Date....................................................32

         Section 2.19          Voluntary Conversion of Advances.................................................32

         Section 2.20          Automatic Provisions.............................................................32

ARTICLE III           CONDITIONS................................................................................33

         Section 3.01          Conditions Precedent to Initial Advances.........................................33

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

         Section 3.02          Additional Conditions Precedent to Each A Borrowing..............................33

         Section 3.03          Conditions Precedent to Each B Borrowing.........................................34

ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................35

         Section 4.01          Representations and Warranties of the Borrowers..................................35

ARTICLE V             COVENANTS OF THE BORROWERS................................................................39

         Section 5.01          Affirmative Covenants............................................................39

         Section 5.02          Negative Covenants...............................................................43

ARTICLE VI            EVENTS OF DEFAULT.........................................................................47

         Section 6.01          Events of Default................................................................47

ARTICLE VII           THE AGENT.................................................................................50

         Section 7.01          Authorization and Action.........................................................50

         Section 7.02          Agent's Reliance, Etc............................................................50

         Section 7.03          Citibank, Chase, Commerzbank, Credit Lyonnais and Affiliates.....................51

         Section 7.04          Bank Credit Decision.............................................................51

         Section 7.05          Indemnification..................................................................52

         Section 7.06          Successor Agent..................................................................52

         Section 7.07          Co-Syndication Agents; Documentation Agent.......................................52

ARTICLE VIII          MISCELLANEOUS.............................................................................53

         Section 8.01          Amendments, Etc..................................................................53

         Section 8.02          Notices, Etc.....................................................................53

         Section 8.03          No Waiver; Remedies..............................................................54

         Section 8.04          Costs and Expenses...............................................................54

         Section 8.05          Right of Set-off.................................................................55

         Section 8.06          Binding Effect; Transfers........................................................55

         Section 8.07          Governing Law....................................................................59

         Section 8.08          Interest.........................................................................59

         Section 8.09          Execution in Counterparts........................................................59

         Section 8.10          Survival of Agreements, Representations and Warranties, Etc......................59

         Section 8.11          Borrowers' Right to Apply Deposits...............................................60

         Section 8.12          Confidentiality..................................................................60

         Section 8.13          WAIVER OF JURY TRIAL.............................................................61

         Section 8.14          Miscellaneous....................................................................61


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Schedule I - Bank Information
Schedule II - Borrower Information
Schedule III - Permitted NWP Liens
Schedule IV - Permitted TGPL Liens
Schedule V - Permitted TGT Liens
Schedule VI - Permitted TWC Liens
Schedule VII - [Reserved]
Schedule VIII - [Reserved]
Schedule IX - [Reserved]
Schedule X - Commitments
Schedule XI - Rating Categories
Exhibit A - 1 - Form of A Note
Exhibit A - 2 - Form of B Note
Exhibit B - 1 - Notice of A Borrowing
Exhibit B - 2 - Notice of B Borrowing
Exhibit C - Opinion of William G. von Glahn
Exhibit D - Opinion of Special Counsel to Agent
Exhibit E - Existing Loans and Investments in WCG Subsidiaries
Exhibit F - Form of Transfer Agreement



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                                CREDIT AGREEMENT

         This Credit Agreement dated as of July 25, 2000, is by and among the Borrowers, the Co-Syndication Agents, the Documentation Agent, the Agent and the Banks. In consideration of the mutual covenants and agreements contained herein, the Borrowers, the Agent and the Banks hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS


         WHEREAS, the Borrowers desire to obtain Commitments from the Banks pursuant to which A Advances, on the terms and conditions and in the amounts set forth herein, will be made to the Borrowers from time to time prior to the Termination Date; and

         WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth (including Article III), to extend such Commitments and make such A Advances to the Borrowers; and

         WHEREAS, the Borrowers may from time to time request B Advances pursuant to the terms and conditions and in the amounts set forth herein, and one or more Banks may (but are not obligated to) make such B Advances;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Advance" means an advance by a Bank to a Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

                  "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type to the same Borrower made by each of the Banks pursuant to Section 2.01.

                  "A Note" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto (as such note may be amended, endorsed or otherwise modified from time to time), delivered at the request of such Bank pursuant to Section 2.09 or 8.06, together with any other note accepted from time to time in substitution or replacement therefor.

                  "Advance" means an A Advance or a B Advance.


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                  "Agent" means Citibank, N.A. in its capacity as agent pursuant to Article VII hereof and any successor Agent pursuant to Section 7.06.

                  "Agreement" means this Credit Agreement dated as of July 25, 2000, among the Borrowers, the Agent and the Banks, as amended, extended, supplemented, restated or modified from time to time.

                  "American Soda" means American Soda, L.L.P., a Colorado limited liability partnership.

                  "Applicable Commitment Fee Rate" means the rate per annum set forth on Schedule XI under the heading "Applicable Commitment Fee Rate" for the relevant Rating Category applicable to TWC from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant Rating Category applicable to TWC changes.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

                  "Applicable Margin" means as to any Eurodollar Rate Advance to any Borrower, the rate per annum set forth in Schedule XI under the heading "Applicable Margin" for the relevant Rating Category applicable to such Borrower from time to time. The Applicable Margin determined pursuant to this definition for any Eurodollar Rate Advance to any Borrower shall change when and as the relevant Rating Category applicable to such Borrower changes.

                  "Arranger" means Salomon Smith Barney.

                  "B Advance" means an advance by a Bank to a Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.16.

                  "B Borrowing" means a borrowing consisting of simultaneous B Advances to the same Borrower from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by such Borrower under the auction bidding procedure described in
         Section 2.16.

                  "B Note" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, delivered at the request of such Bank pursuant to Sections 2.09, 2.16 or 8.06.

                  "B Reduction" has the meaning specified in Section 2.01.

                  "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to the last sentence of Section 8.06(a).


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                  "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

                  (b) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

                  "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.06(a).

                  "Borrowers" means TWC, NWP, TGPL and TGT.

                  "Borrowing" means an A Borrowing or a B Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or relates to any B Advance as to which the related Notice of B Borrowing is delivered pursuant to clause (B) of Section 2.16(a)(i), on which dealings are carried on in the London interbank market.

                  "Cash Holdings" of any Person means the total investment of such Person at the time of determination in:

                  (a) demand deposits and time deposits maturing within one year with a Bank (or other commercial banking institution of the stature referred to in clause (d)(i));

                  (b) any note or other evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or by a government of another country which carries a long-term rating of Aaa by Moody's or AAA by S&P;

                  (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (other than an affiliate of a
                  Borrower) rated (x) A-1 by S&P, P-1 by Moody's or F-1 by Fitch or (y) lower than set forth in clause (x) above, provided that the value of all such commercial paper shall not exceed 10% of the total value of all commercial paper comprising "Cash Holdings," or

                           (ii) any Bank (or its holding company) with a rating
                  on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (d) any certificate of deposit or bankers acceptance, maturing not more than three years after such time, which is issued by either


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                           (i) a commercial banking institution that is a
                  member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $1,000,000,000, or

                          (ii) any Bank with a rating on its long-term
                  unsecured debt of at least AA by S&P or Aa by Moody's;

                  (e) notes or other evidences of indebtedness, maturing not more than three years after such time, issued by

                           (i) a corporation (other than an affiliate of a
                  Borrower) rated AA by S&P or Aa by Moody's, or

                          (ii) any Bank (or its holding company) with a rating
                  on its long-term unsecured debt of at least AA by S&P or Aa by Moody's;

                  (f) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (d)(i)) which

                           (i) is secured by a fully perfected security
                  interest in any obligation of the type described in any of clauses (a) through (d), and

                          (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder; and

                  (g) money market preferred instruments by participation in a Dutch auction (or the equivalent) where the investment is rated no lower than Aa by Moody's or AA by S&P.

                  "Chase" means The Chase Manhattan Bank.

                  "Citibank" means Citibank, N.A.

                  "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

                  "Commerzbank" means Commerzbank AG.

                  "Commitment" of any Bank to any Borrower means at any time the amount set opposite or deemed (pursuant to clause (vii) of the last sentence of Section 8.06(a) and as reflected in the relevant Transfer Agreement referred to in such sentence) to be set opposite such Bank's name for such Borrower on Schedule X as such amount may be terminated, reduced or increased, pursuant to Section 2.04, Section 2.17, Section
         6.01 or Section 8.06(a); provided that, at no time shall the amount of the Commitment of a Bank


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         to any of NWP, TGPL or TGT exceed the amount of the Commitment of such
         Bank to TWC at such time.

                  "Consolidated" refers to the consolidation of the accounts of any Person and its subsidiaries in accordance with generally accepted accounting principles; provided that, unless otherwise provided, in the case of TWC, "Consolidated" shall mean the consolidation of the accounts of TWC and its Subsidiaries and shall not include any accounts of the WCG Subsidiaries; provided that for purposes of the Consolidated financial statements required to be delivered pursuant to Sections 4.01(e), 5.01(b)(ii) and 5.01(b)(iii) and where otherwise provided, the consolidation of the accounts of TWC and its subsidiaries shall include the WCG Subsidiaries.

                  "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Subsidiaries on a Consolidated basis plus, in the case of TWC, the Designated Minority Interests to the extent not otherwise included; provided that, in no event shall the value ascribed to Designated Minority Interests exceed $136,892,000 in the aggregate.

                  "Consolidated Tangible Net Worth" of any Person means the Tangible Net Worth of such Person and its Subsidiaries on a Consolidated basis.

                  "Consolidating" refers to, with respect to the balance sheets and statements of income and cash flows required by Sections 4.01(e), 5.01(b)(ii) and 5.01(b)(iii), the consolidation of the accounts of TWC and its subsidiaries in accordance with the following format: (i) the WCG Subsidiaries, (ii) TWC and its subsidiaries (which term does not include the WCG Subsidiaries), (iii) consolidation adjustments, and
         (iv) Consolidated financial statements of TWC and each of its subsidiaries, including the WCG Subsidiaries.

                  "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.02, Section 2.19 or Section 2.20.

                  "Co-Syndication Agent" means either of Chase or Commerzbank, together with the successor and assigns of each in such capacity.

                  "Credit Lyonnais" means Credit Lyonnais New York Branch.

                  "Debt" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to


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         assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through
         (iv) of this definition, and (vi) indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) of this definition secured by any Lien on or in respect of any property of such Person; provided, however, that Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of Schedule III; paragraph (y) of Schedule IV; paragraph (y) of Schedule V; or paragraph (y) of Schedule VI; and provided further, it is the understanding of the parties hereto that Debt shall not include any monetary obligations or guaranties of monetary obligations of Persons as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as operating leases.

                  "Designating Bank" has the meaning specified in Section
         8.6(d).

                  "Designated Minority Interests" of TWC means, as of any date of determination, the total of the minority interests in the following Subsidiaries of TWC: (i) El Furrial, (ii) PIGAP II, (iii) Nebraska Energy, (iv) Seminole, (v)American Soda, and (vi) other Subsidiaries of TWC, as presented in its Consolidating balance sheet, in an amount not to exceed in the aggregate $9,000,000 for such other Subsidiaries not referred to in clauses (i) through (v); provided that minority interests which provide for a stated preferred cumulative return shall not be included in "Designated Minority Interests."

                  "Documentation Agent" means Credit Lyonnais, together with its successors and assigns in such capacity.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.06(a), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

                  "EDGAR" means "Electronic Data Gathering, Analysis and Retrieval" system, a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

                  "El Furrial" means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.

                  "Environment" shall have the meaning set forth in 42 U.S.C. ss.9601(8) or any successor statute and "Environmental" shall mean pertaining or relating to the Environment.

                  "Environmental Protection Statute" shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring,


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         processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

                  "ERISA Affiliate" of any Borrower means any trade or business (whether or not incorporated) which is a member of a group of which such Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the regulations promulgated thereunder.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.06(a) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

                  "Eurodollar Rate" means, for any Eurodollar Rate Advance comprising part of the same A Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Advance comprising part of the same A Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.06(b).

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of


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         Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01. For purposes of clause (iv) of the definition herein of "Interest Period", Section 2.19 and Section 6.01, an Event of Default exists as to a particular Borrower if such Event of Default exists wholly or in part as a result of any event, condition, action, inaction, representation or other matter of, by or otherwise directly or indirectly pertaining to such Borrower or any Subsidiary of such Borrower. Without limiting the foregoing and for purposes of further clarification, it is agreed that inasmuch as each of TGPL, NWP and TGT is a Subsidiary of TWC, any Event of Default that exists as to any of TGPL, NWP or TGT also exists as to TWC.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Fitch" means Fitch, Inc.

                  "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

                  "Hazardous Substance" shall have the meaning set forth in 42 U.S.C. ss.9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

                  "Hazardous Waste" shall have the meaning set forth in 42 U.S.C. ss.6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation 40 C.F.R. ss.261.3).

                  "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.



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                  "Interest Period" means, for each Eurodollar Rate Advance to a
         Borrower comprising part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any Base Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by such Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select (it being agreed that selection of a subsequent Interest Period for an outstanding Eurodollar Rate Advance does not require that a Notice of A Borrowing be given, inasmuch as no Advance is being requested or made as a result of such selection); provided, however, that:

                           (i) Interest Periods commencing on the same date for
                  A Advances comprising part of the same A Borrowing shall be of the same duration;

                          (ii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                         (iii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                          (iv) no Borrower may select any Interest Period that
                  ends after the Termination Date, and no Borrower may select any Interest Period if any Event of Default exists as to such Borrower.

                  "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

                  "Majority Banks" means at any time Banks having more than 50% of the then aggregate unpaid principal amount of the A Advances outstanding to Banks, or, if no such principal amount is then outstanding, Banks having more than 50% of the principal amount of the Commitments or, if no such principal amount is then outstanding and all Commitments have terminated, Banks having more than 50% of the then aggregate

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         unpaid principal amount of the B Advances outstanding to Banks
         (provided that for purposes of this definition and Sections 2.17, 6.01 and 7.01 neither any Borrower nor any Subsidiary or Related Party of any Borrower, if a Bank, shall be included in (i) the Banks to which A Advances or B Advances are owed or (ii) determining the aggregate unpaid principal amount of the A Advances or the B Advances or the amount of the Commitments). For purposes hereof, Advances made by an SPC shall be considered Advances of its Designating Bank.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate of any Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means an employee benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA to which any Borrower or any ERISA Affiliate of any Borrower, and one or more employers other than any Borrower or an ERISA Affiliate of any Borrower, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any Borrower or any ERISA Affiliate of any Borrower made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "Nebraska Energy" means Nebraska Energy, L.L.C., a Kansas limited liability company.

                  "Net Debt" means for any Borrower, as of any date of determination, the excess of (x) the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis, excluding Non-Recourse Debt, over (y) the sum of the Cash Holdings of such Borrower and its Subsidiaries on a Consolidated basis.

                  "Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles.

                  "Non-Borrowing Subsidiary" of any Borrower means a Subsidiary of such Borrower which Subsidiary is not itself a Borrower. In the case of TWC, the term "Subsidiary" does not include any WCG Subsidiary.

                  "Non-Recourse Debt" means Debt incurred by any non-material, Non-Borrowing Subsidiary to finance the acquisition (other than any acquisition from TWC or any Subsidiary) or construction of a project, which Debt does not permit or provide for recourse against TWC or any Subsidiary of TWC (other than the Subsidiary that is to acquire or construct such project) or any property or asset of TWC or any Subsidiary of

Multi-Year Credit Agreement

         TWC (other than property or assets of the Subsidiary that is to acquire or construct such project). For purposes of this definition, a "non-material Subsidiary" shall mean any Subsidiary of TWC which, as of the date of the most recent Consolidating balance sheet of TWC delivered pursuant to Section 5.01 as described in clause (ii) of the definition of "Consolidating," has total assets which account for less than five percent (5%) of the total assets of TWC and its Subsidiaries, as shown in the column described in clause (ii) of the definition of "Consolidating" of such Consolidating balance sheet; provided that, the total aggregate assets of non-material Subsidiaries shall not comprise at any time more than ten percent (10%) of the total assets of TWC and its Subsidiaries, as shown in such column of such Consolidating balance sheet.

                  "Note" means an A Note or a B Note.

                  "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of B Borrowing" has the meaning specified in Section 2.16(a).

                  "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted NWP Liens" means Liens specifically described on
         Schedule III.

                  "Permitted TGPL Liens" means Liens specifically described on
         Schedule IV.

                  "Permitted TGT Liens" means Liens specifically described on
         Schedule V.

                  "Permitted TWC Liens" means Liens specifically described on
         Schedule VI.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PIGAP II" means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.

                  "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or, in the event such plan has terminated, to which contributions have been made, or an obligation to make contributions has accrued, during any of the five plan years preceding the date of termination of such plan by, any Borrower or any ERISA Affiliate of any Borrower for employees of a Borrower or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

                  "Public Filings" means TWC's, NWP's, TGPL's and TGT's respective annual reports on Form 10-K or, in the case of TWC, Form 10-K/A for the year ended

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


         December 31, 1999, and TWC's, NWP's, TGPL's and TGT's respective quarterly reports on Form 10-Q for the quarter ended March 31, 2000.

                  "Rating Category" means, as to any Borrower, the relevant category applicable to such Borrower from time to time as set forth on
         Schedule XI, which is based on the ratings (or lack thereof) of such Borrower's senior unsecured long-term debt by S&P or Moody's.

                  "Related Party" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency); provided, however, that neither TWC nor any Subsidiary of TWC shall be considered to be a Related Party of TWC or any Subsidiary of TWC.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Seminole" means Seminole Pipeline Company, a Delaware corporation.


                  "SPC" has the meaning specified in Section 8.06(d).

                  "Stated Termination Date" means July 25, 2005, or such later date, if any, as may be agreed to by the Borrowers and the Banks pursuant to Section 2.18.

                  "Subordinated Debt" means any Debt of any Borrower which is effectively subordinated to the obligations of such Borrower hereunder and under the Notes, if any.

Multi-Year Credit Agreement

                  "Subsidiary" of any Person means any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person. Notwithstanding the above, in the case of TWC, "Subsidiary" shall not include the WCG Subsidiaries, except that with respect to the Consolidated balance sheet and related Consolidated statements of income and cash flows for TWC referred to in Sections 4.01(e), 5.01(b)(ii) and 5.01(b)(iii) and as otherwise specifically provided herein the term "Subsidiary" used with respect to TWC shall include the WCG Subsidiaries.

                  "Tangible Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets
         (i) patents, patent applications, trademarks, copyrights and trade names, (ii) goodwill, organizational, experimental, research and development expense and other like intangibles, (iii) treasury stock,
         (iv) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and (v) unamortized debt discount and expense.

                  "Termination Date" means the earlier of (i) the Stated Termination Date or (ii) the date of termination in whole of the Commitments pursuant to Section 2.04, 2.17 or 6.01.

                  "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or
         (ii) the withdrawal of any Borrower or any ERISA Affiliate of any Borrower from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate of any Borrower under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to
         Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

                  "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.

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Multi-Year Credit Agreement

                  "Transfer Agreement" has the meaning specified in Section
         8.06.

                  "TWC" means The Williams Companies, Inc., a Delaware corporation.


                  "Type" has the meaning set forth in the definition herein of A Advance.

                  "Unrated" means, as to any Borrower, that no senior unsecured long-term debt of such Borrower is rated by S&P and no senior unsecured long-term debt of such Borrower is rated by Moody's.

                  "WCG" means Williams Communications Group, Inc., a Delaware corporation.

                  "WCG Subsidiaries" means, collectively, WCG and any direct or indirect Subsidiary of WCG.

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the capital stock and other equity interests of which is owned by such Person or any Wholly-Owned Subsidiary of such Person.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  "WPC" means Williams Gas Pipelines Central, Inc., a Delaware corporation, formerly Williams Natural Gas Company.


                  Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  Section 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e)(i).

                  Section 1.04 Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                  Section 1.05 Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or



                                       14

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

withdrawal or termination of, such rating. In the event the standards for any rating by Moody's or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of a Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of a Borrower Ba1 and other such debt of such Borrower Ba2, the senior unsecured long-term debt of such Borrower shall be deemed to be rated Ba2 by Moody's.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  Section 2.01 The A Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to each Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount outstanding not to exceed at any time such Bank's Commitment to such Borrower, provided that the aggregate amount of the Commitments of the Banks to any Borrower shall, except for purposes of Section 2.03(a), be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding to such Borrower and such deemed use of the aggregate amount of such Commitments shall be applied to the Banks ratably according to their respective Commitments to such Borrower (such deemed use of the aggregate amount of the Commitments of any Borrower being a "B Reduction"), and provided further that the aggregate amount of all A Advances to all Borrowers by any Bank shall not exceed at any time outstanding such Bank's Commitment to TWC (determined after giving effect to such Bank's ratable share of all B Reductions). Each A Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of A Advances of the same Type made to the same Borrower on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment to a Borrower, such Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this
Section 2.01.

                  Section 2.02 Making the A Advances.

                  (a) Each A Borrowing shall be made on notice, given not later than (1) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, 11:00 A.M. (New York City time) at least three Business Days prior to the date of the proposed Borrowing, and (2) in the case of a proposed Borrowing comprised of Base Rate Advances, 10:00 A.M. (New York City time) on the date of the proposed Borrowing, by the Borrower requesting such A Borrowing to the Agent, which shall give to each Bank prompt notice



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

         thereof by telecopy, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopy, telex or cable in substantially the form of Exhibit B-1 hereto, executed by the Borrower requesting such A Borrowing and specifying therein the requested (i) date of such A Borrowing (which shall be a Business Day), (ii) initial Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Bank shall, before 11:00 A.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its New York address referred to in Section 8.02, in same day funds, such Bank's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting such A Borrowing at the Agent's aforesaid address.

                  (b) Anything herein to the contrary notwithstanding:

                           (i) at no time shall there be outstanding to any one
                  Borrower more than ten A Borrowings comprised of Eurodollar Rate Advances;

                           (ii) no Borrower may select Eurodollar Rate Advances
                  for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000;

                           (iii) if the Majority Banks shall notify the Agent
                  that either (A) the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advances will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances for such Interest Period, or (B) that U.S. dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, or it is otherwise impossible to have Eurodollar Rate Advances, the Agent shall forthwith so notify the Borrowers and the Banks, whereupon (I) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (II) the obligations of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent, at the request of the Majority Banks, shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.02(b)(v), each Advance comprising any requested A Borrowing shall be a Base Rate Advance;

                           (iv) if the Agent is unable to determine the
                  Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in
                  Section 2.02(b)(v), each


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


                  Advance comprising any requested A Borrowing shall be a Base Rate Advance; and

                           (v) if a Borrower has requested a proposed A
                  Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.02(b)(iii) or
                  (iv) such A Borrowing would not consist of Eurodollar Rate Advances, such Borrower may, by notice given not later than 3:00 P.M. (New York City time) at least one Business Day prior to the date such proposed A Borrowing would otherwise be made, cancel such A Borrowing, in which case such A Borrowing shall be cancelled and no Advances shall be made as a result of such requested A Borrowing, but such Borrower shall indemnify the Banks in connection with such cancellation as contemplated by
                  Section 2.02(c).

                  (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrowers, except as set forth in Section 2.02(b)(v). In the case of any A Borrowing requested by a Borrower which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, such Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to such Borrower and the Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense. If an A Borrowing requested by a Borrower which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances is not made as an A Borrowing comprised of Eurodollar Rate Advances as a result of Section 2.02(b), such Borrower shall indemnify each Bank against any loss (excluding loss of profits), cost or expense incurred by such Bank by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank prior to the time such Bank is actually aware that such A Borrowing will not be so made to fund the A Advance to be made by such Bank as part of such A Borrowing. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to such Borrower and the Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense.

                  (d) Unless the Agent shall have received notice from a Bank prior to the date of any A Borrowing to a Borrower that such Bank will not make available to the Agent such Bank's ratable portion of such A Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to such Borrower requesting such A Borrowing on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and such Borrower severally agree


                                       17

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

to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (e) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

                  Section 2.03 Fees.


                  (a) Commitment Fee. TWC agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused (for the purposes of this Section 2.03(a), A Advances made to any Borrower shall be considered to have been made to TWC, but B Advances to any Borrower shall not, for purposes of this Section 2.03(a), be considered to be usage of any Commitment) portion of such Bank's Commitment to TWC from the date hereof until the Termination Date at a rate per annum from time to time equal to the Applicable Commitment Fee Rate from time to time, payable in arrears on the last day of each March, June, September and December during the term such Bank has any Commitment to any Borrower and on the Termination Date.

                  (b) Agent's Fees. TWC agrees to pay to the Agent, for its sole account, such fees as may be separately agreed to in writing by TWC and the Agent.

                  Section 2.04 Reduction of the Commitments.

                  (a) Optional. Each Borrower shall have the right, upon at least three Business Days notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks to such Borrower, provided that each partial reduction shall be in the aggregate amount of at least $10,000,000, and provided further, that the aggregate amount of the Commitments of the Banks to any Borrower shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding to such Borrower, and provided further, that the aggregate amount of the Commitments of the Banks to TWC shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding to the Borrower as to which the aggregate outstanding principal amount of Advances is then the largest.


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

                  (b) Termination. If all of the Commitments of the Banks to a Borrower (other than TWC) are terminated pursuant to Section 2.04(a) and such Borrower has paid all principal, interest, fees, costs and other amounts owed by it hereunder, such Borrower shall have the right, upon at least three Business Days notice to the Agent, to elect to cease to be a Borrower hereunder, except for purposes of the definition herein of Majority Banks and for purposes of Sections 2.11, 2.14 and 8.04.

                  Section 2.05 Repayment of A Advances. Each Borrower shall repay, on the Stated Termination Date or such earlier date as the NoteS may be declared due pursuant to Article VI, the unpaid principal amount of each A Advance made by each Bank to such Borrower.

                  Section 2.06 Interest on A Advances. Each Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank to such Borrower from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. At such times as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Advance shall be Converted or paid in full; provided that any amount of principal of any Base Rate Advance, interest, fees and other amounts payable hereunder (other than principal of any Eurodollar Rate Advance) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum.

                  (b) Eurodollar Rate Advances. At such times as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time for such A Advance, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; provided that any amount of principal of any Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the rate per annum required to be paid on such A Advance at such time plus 2% per annum.

                  Section 2.07 Additional Interest on Eurodollar Rate Advances. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal

Multi-Year Credit Agreement
amount of each Eurodollar Rate Advance of such Bank to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to such Borrower through the Agent. A certificate as to the amount of such additional interest submitted to such Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this Section 2.07 for any period more than 90 days prior to the date such Bank notifies the Borrowers that additional interest may be charged pursuant to this Section 2.07.

                  Section 2.08 Interest Rate Determination. The Agent shall give prompt notice to the Borrower to which an A Advance is made and the Banks of the applicable interest rate for each Eurodollar Rate Advance determined by the Agent for purposes of Section 2.06(b).

                  Section 2.09 Evidence of Debt.


                  (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Bank resulting from each A Advance and B Advance made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (b) The Agent shall maintain accounts in which it shall record
         (i) the Borrower and the amount of each Advance made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank"s share thereof.

                  (c) The entries made in good faith in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Advances in accordance with the terms of this Agreement.

                  (d) Any Bank may request that the A Advances or any B Advance made by it be evidenced by a Note. In such event, the Borrowers (or, in the case of a B Advance, the relevant Borrower) shall prepare, execute and deliver to such Bank a Note or Notes payable to the order of such Bank. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 8.06) be represented by one or more Notes payable to the order of the payee named therein.

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

                  Section 2.10 Prepayments.


                  (a) No Borrower shall have any right to prepay any principal amount of any A Advance except as provided in this Section 2.10.

                  (b) Any Borrower may, in respect of Base Rate Advances upon notice to the Agent before 10:00 A.M. (New York City time) on the date of prepayment, and in respect of Eurodollar Rate Advances upon at least three Business Days' notice to the Agent, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 8.04(b) as a result of such prepayment; provided, however, that each partial prepayment pursuant to this Section 2.10(b) shall be in an aggregate principal amount not less than $5,000,000 and in an aggregate principal amount such that after giving effect thereto no A Borrowing comprised of Base Rate Advances shall have a principal amount outstanding of less than $5,000,000 and no A Borrowing comprised of Eurodollar Rate Advances shall have a principal amount outstanding of less than $10,000,000.

                  (c) Each Borrower will give notice to the Agent at or before the time of each prepayment by such Borrower of Advances pursuant to this Section 2.10 specifying the Advances which are to be prepaid and the amount of such prepayment to be applied to such Advances, and each payment of any Advance pursuant to this Section 2.10 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

                  Section 2.11 Increased Costs.


                  (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to any Borrower, then such Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such increased cost. No Bank shall have the right to recover any such increased costs for any period more than 90 days prior to the date such Bank notifies the Borrowers of any such introduction, change, compliance or proposed compliance.

Multi-Year Credit Agreement

                  (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend to any Borrower hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), such Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to the amount of such additional amounts, submitted to such Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such additional amounts. No Bank shall have any right to recover any additional amounts under this Section 2.11(b) for any period more than 90 days prior to the date such Bank notifies the Borrowers of any such compliance.

                  (c) In the event that any Bank makes a demand for payment under Section 2.07, Section 2.14 or this Section 2.11, TWC may within ninety days of such demand, if no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the last sentence of
         Section 8.06(a) (including execution of an appropriate Transfer Agreement) provided that (i) all obligations of such Bank to lend hereunder shall be terminated and the NoteS payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement, (ii) such replacement bank (unless such replacement bank is already a Bank prior to the effectiveness of such replacement) shall be reasonably satisfactory to the Agent, (iii) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Commitment to each Borrower in the amount of the respective Commitment of such Bank to such Borrower immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Commitment of such Bank to such Borrower prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and (iv) such other actions shall be taken by the Borrowers, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of new Note(s) of each Borrower to such replacement bank if requested by such replacement bank or if required pursuant to Section 2.09, redelivery to each Borrower in due course of the Note(s) of such Borrower payable to such Bank and specification of the information contemplated by Schedule I as to such replacement bank).

Multi-Year Credit Agreement

                  (d) Before making any demand under this Section 2.11, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                  Section 2.12 Illegality.


                  (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or that any central bank or other governmental or monetary authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make, or Convert a Base Rate Advance into, a Eurodollar Rate Advance or to continue to fund or maintain any Eurodollar Rate Advance, then, on notice thereof to the Borrowers by the Agent, (i) the obligation of each of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent, at the request of the Majority Banks, shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and (ii) the Borrowers shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding together with all accrued interest thereon and all amounts payable pursuant to Section 8.04(b), unless each Bank shall determine in good faith in its sole opinion that it is lawful to maintain the Eurodollar Rate Advances made by such Bank to the end of the respective Interest Periods then applicable thereto or unless the Borrowers, within five Business Days of notice from the Agent, Convert all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.19.

                  (b) If legally permissible, before delivering any notice to the Agent under this Section 2.12 regarding illegality of Eurodollar Rate Advances, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                  Section 2.13 Payments and Computations.

                  (a) Each Borrower shall make each payment hereunder to be made by it not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its New York address referred to in
         Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment fees ratably (other than amounts payable pursuant to Sections 2.02(c), 2.07, 2.11, 2.14, 2.16 or 8.04(b)) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending

Multi-Year Credit Agreement

         Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to Section 2.03(b), any auction fee paid to the Agent pursuant to Section 2.16(a)(i) or any other fee paid to the Agent, as such.

                  (b) [Intentionally Blank]

                  (c) (i) All computations of interest based on clause (a) of the definition herein of Base Rate and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and(ii) all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or clause (b) of the definition herein of Base Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.07, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the NoteS shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due by such Borrower to any Bank hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  Section 2.14 Taxes.


                  (a) Any and all payments by any Borrower hereunder shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank and the Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is

Multi-Year Credit Agreement
         organized or any political subdivision thereof and (ii) taxes imposed as a result of a present or former connection between such Bank or the Agent, as the case may be, and the jurisdiction imposing such tax or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof, other than any such connection arising solely from the Bank or Agent having executed or delivered, or performed its obligations or received a payment under, or taken any other action related to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under any NoteS executed by it or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or such NoteS (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) owed and paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor, provided that, such Borrower shall have no liability pursuant to this clause (c) of this Section 2.14 to indemnify a Bank or the Agent for Taxes or Other Taxes which were paid by such Bank or the Agent more than ninety days prior to such written demand for indemnification

                  (d) In the event that a Bank or the Agent receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Bank or Agent shall promptly notify TWC in writing and provide TWC with a copy of such communication. The Agent or a Bank's failure to provide a copy of such communication to TWC shall not relieve any Borrower of any of its obligations under Section 2.14(c).

                  (e) Within 30 days after the date of the payment of Taxes by or at the direction of any Borrower, such Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment

Multi-Year Credit Agreement
         thereof. Should any Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Agent would not be entitled but for the payment by a Borrower of Taxes as required by this Section 2.14 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Agent, as the case may be, in its reasonable judgment), such Bank or the Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Agent, as the case may be, and determined by such Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

                  (f) Each Bank organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective and on the date of the Transfer Agreement pursuant to which it becomes a Bank is first effective in the case of each other Bank, and from time to time thereafter as necessary or appropriate (but only so long thereafter as such Bank remains lawfully able to do so), provide the Agent and each Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or, in the case of a Bank that has provided a certificate to the Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Borrower or (iii) a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Bank that has certified that it is not a "bank" as described above, certifying that such Bank is a foreign corporation. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms.

                  (g) For any period with respect to which a Bank has failed to provide any Borrower with the appropriate form, certificate or other document described in subsection(f) of this Section 2.14 (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.14 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers

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


         shall take such steps as such Bank shall reasonably request to assist such Bank in recovering such Taxes.

                  (h) Any Bank claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

                  (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

                  (j) Notwithstanding any provision of this Agreement or the NoteS to the contrary, this Section 2.14 shall be the sole provision governing indemnities and claims for taxes under this Agreement and the NoteS, if any.

                  Section 2.15 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.02(c), 2.07, 2.11, 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances owed to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

                  Section 2.16 The B Advances.


                  (a) Each Bank severally agrees that each Borrower may make B Borrowings under this Section 2.16 from time to time on any Business Day during the period from the date hereof until the earlier of (I) the Termination Date or (II) the date occurring 30 days prior to the Stated Termination Date in the manner set forth below; provided that,

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

         following the making of each B Borrowing, the aggregate amount of the Advances then outstanding to such Borrower shall not exceed the aggregate amount of the Commitments of the Banks to such Borrower (computed without regard to any B Reduction) and the aggregate amount of all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks to TWC (computed without regard to any B Reduction).

                           (i) A Borrower may request a B Borrowing under this
                  Section 2.16 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such B Borrowing or later than the earlier of (x) 6 months after the date of such B Borrowing or (y) the Stated Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing (including, without limitation, the basis to be used by the Banks in determining the rate or rates of interest to be offered by them as provided in paragraph (ii) below and prepayment terms, if any, but excluding any waiver or other modification to any of the conditions set forth in Article III), not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if such Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum and (B) at least five Business Days prior to the date of the proposed B Borrowing, if such Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Banks in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Bank of each request for a B Borrowing received by it from a Borrower by sending such Bank a copy of the related Notice of B Borrowing. Each time that a Borrower gives a Notice of B Borrowing, such Borrower shall pay to the Agent an auction fee equal to $2000.

                           (ii) Each Bank may, if in its sole discretion it
                  elects to do so, irrevocably offer to make one or more B Advances to a Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower), before 10:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.16(a), exceed such Bank's Commitment to such Borrower), the rate or rates of interest therefor, and such Bank's Applicable

Multi-Year Credit Agreement

                  Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer before 9:45 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks. If any Bank wishes to request a B Note in respect to its B Advance, such request shall be delivered with the notice referred to in the preceding sentence. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks, and such Bank shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any B Advance as part of such proposed B Borrowing.

                           (iii) The Borrower requesting such proposed B
                  Borrowing shall, in turn, before 11:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                                    (A) cancel such B Borrowing by giving the
                           Agent notice to that effect, or

                                    (B) accept one or more of the offers made by
                           any Bank or Banks pursuant to paragraph (ii) above, in order of the lowest to highest rates of interest or margins (or, if two or more Banks bid at the same rates of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Banks as part of such B Borrowing shall be allocated among such Banks pro rata on the basis of the maximum amount offered by such Banks at such rates or margin in connection with such B Borrowing), in any aggregate amount up to the aggregate amount initially requested by such Borrower in the relevant Notice of B Borrowing, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Bank for such B Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Agent notice to that effect.

                           (iv) If the Borrower requesting such B Borrowing
                  notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(A) above, the

Multi-Year Credit Agreement

                  Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

                           (v) If the Borrower requesting such B Borrowing
                  accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(B) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause
                  (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its New York address referred to in Section 8.02 such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Bank of the amount of the B Borrowing, the Borrower to which such B Borrowing was made, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                  (b) Each B Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Borrower agrees that it will not request a B Borrowing unless, upon the making of such B Borrowing, the limitations set forth in the proviso to the first sentence of Section 2.16(a) are complied with.

                  (c) Within the limits and on the conditions set forth in this
         Section 2.16, each Borrower may from time to time borrow under this
         Section 2.16, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.16, provided that a B Borrowing shall not be made by any Borrower within three Business Days of the date of another B Borrowing to such Borrower.

                  (d) Each Borrower shall repay to the Agent for the account of each Bank which has made a B Advance to such Borrower, or each other holder of a B Note of such Borrower, on the maturity date of each B Advance made to such Borrower (such maturity date being that specified by such Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided

Multi-Year Credit Agreement
         in the B Note, if any, evidencing such B Advance) the then unpaid principal amount of such B Advance. No Borrower shall have any right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by such Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

                  (e) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to such Borrower from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

                  (f) The indebtedness of each Borrower resulting from each B Advance made to such Borrower as part of a B Borrowing shall, if requested by the Bank making such B Advance, be evidenced by a separate B Note of such Borrower payable to the order of the Bank making such B Advance.

                  (g) The failure of any Bank to make the B Advance to be made by it as part of any B Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its B Advance on the date of such B Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the B Advance to be made by such other Bank on the date of any B Borrowing.

                  Section 2.17 Optional Termination. Notwithstanding anything to the contrary in this Agreement, if (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of TWC or of any Subsidiary of TWC) or two or more Persons acting in concert (other than any group of employees of TWC or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of TWC (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of TWC entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of TWC or who were elected by individuals who at the beginning of such period were such directors or by individuals elected in accordance with this clause (ii) shall cease for any reason (other than as a result of death, incapacity or normal retirement) to constitute a majority of the board of directors of TWC, or (iii) any Person (other than TWC or a Wholly-Owned Subsidiary of TWC) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a merger or purchase agreement with a Borrower pursuant to which such Person or Persons shall have acquired the power to exercise, directly or indirectly, a controlling influence over the management or policies of any Borrower; then the Agent shall at the request, or may

Multi-Year Credit Agreement
with the consent, of the Majority Banks, by notice to the Borrowers, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and no Borrower shall have any further right to borrow hereunder.

                  Section 2.18 Extension of Termination Date. By notice given to the Agent and the Banks, at least thirty days but not more than sixty days before July 1 of any year after 2003, the Borrowers may request the Banks to extend the Stated Termination Date for an additional year to a date which is an anniversary date of the Stated Termination Date. Within thirty days after receipt of such request, each Bank that agrees, in its sole and absolute discretion, to so extend the Stated Termination Date shall notify the Borrowers and the Agent in writing that it so agrees, and if all Banks so agree the Stated Termination Date shall be so extended.

                  Section 2.19 Voluntary Conversion of Advances. Any Borrower may on any Business Day, if no Event of Default then exists as to such Borrower, upon notice (which shall be irrevocable) given to the Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed conversion, and (y) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion, and subject to the provisions of Sections 2.02 and 2.12, Convert all Advances of one Type comprising the same A Borrowing into Advances of the other Type; provided that (i) no Conversion of any Eurodollar Rate Advances shall occur on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, except as contemplated by Section 2.12, and (ii) Advances may not be Converted into Eurodollar Rate Advances if the aggregate unpaid principal amount of the Advances is less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

                  Section 2.20 Automatic Provisions.


                  (a) If any Borrower shall fail to select the duration of any Interest Period for Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section
         1.01 and no Event of Default shall exist, the Agent will forthwith so notify such Borrower and the Banks, and such Advances will automatically, on the last day of the then existing Interest Period therefor, continue as Eurodollar Rate Advances with an Interest Period of one month. If any Event of Default shall exist, such Advances shall convert into Base Rate Advances on the last day of the then existing Interest Period.

                  (b) On the date on which the aggregate unpaid principal amount of the Eurodollar Rate Advances of any Borrower shall be reduced to less than $10,000,000, all of such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

Multi-Year Credit Agreement

                                  ARTICLE III

                                   CONDITIONS

                  Section 3.01 Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the date hereof is subject to the condition precedent that the Agent shall have received on or before the date hereof, each dated on or before such date, in form and substance satisfactory to the Agent and (except for the NoteS, if any) in sufficient copies for each Bank:

                  (a) The A Notes executed severally by each of the respective Borrowers to the order of each of the respective Banks which has requested an A Note prior to the date hereof and this Agreement executed by the Borrowers.

                  (b) Certified copies of the resolutions of the Board of Directors, or the Executive Committee thereof, of each Borrower authorizing the execution of this Agreement and NoteS, to the extent such Notes may be requested by the Banks.

                  (c) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (i) that attached thereto is a complete and correct copy of the Certificate of Incorporation and Bylaws of such Borrower together with any amendments thereto, and (ii) the names and true signatures of the officers of such Borrower authorized to sign this Agreement, Notices of A Borrowing, Notices of B Borrowing and any NoteS to be executed by such Borrower and any other documents to be delivered hereunder by such Borrower.

                  (d) An opinion of William G. von Glahn, General Counsel of TWC, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Agent may reasonably request.

                  (e) An opinion of Mayer, Brown & Platt, special counsel to the Agent, substantially in the form of Exhibit D hereto.

                  (f) Evidence that principal and interest on all loans and advances outstanding and all accrued fees and other obligations owed by any borrower pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 23, 1997, as amended, among the Borrowers (as defined therein), the financial institutions parties thereto (the "Prior Banks"), and Citibank, N.A., as agent for the Prior Banks, have been paid in full, which payments may be made with the proceeds of the initial Borrowing.

                  (g) A certificate of an officer of each Borrower stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of such Borrower as in effect on the date of this Agreement.

                  Section 3.02 Additional Conditions Precedent to Each A Borrowing. The obligation of each Bank to make an A Advance to a Borrower on the occasion of any

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


A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by such Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by such Borrower that on the date of such A Borrowing such statements are true):

                  (a) The representations and warranties contained in Section
         4.01 pertaining to such Borrower and its Subsidiaries are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                  (c) After giving effect to such A Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to TWC (computed without regard to any B Reduction).

                  Section 3.03 Conditions Precedent to Each B Borrowing. The obligation of each Bank which is to make a B Advance to a Borrower on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the further conditions precedent that (i) at or before the time required by paragraph (iii) of Section 2.16(a), the Agent shall have received the written confirmatory notice of such B Borrowing contemplated by such paragraph, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, if the Bank making any B Advance shall have requested a B Note pursuant to Section 2.16(a)(ii), the Agent shall have received a B Note executed by such Borrower payable to the order of such Bank for the B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.16, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by such Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by such Borrower that on the date of such B Borrowing such statements are true):

                  (a) The representations and warranties contained in Section
         4.01 pertaining to such Borrower and its Subsidiaries are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an

Multi-Year Credit Agreement

         Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                  (c) Following the making of such B Borrowing and all other Borrowings to be made on the same day to such Borrower under this Agreement, the aggregate principal amount of all Advances to such Borrower then outstanding will not exceed the aggregate amount of the Commitments to such Borrower (computed without regard to any B Reduction), and

                  (d) After giving effect to such B Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to TWC (computed without regard to any B Reduction).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                  Section 4.01 Representations and Warranties of the Borrowers. Each Borrower represents and warrants as to itself and its Subsidiaries as follows:

                  (a) Each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of such Borrower and its Subsidiaries taken as a whole. Each material Subsidiary of each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole. Each material Subsidiary of a Borrower has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of such Borrower and its Subsidiaries taken as a whole.

                  (b) The execution, delivery and performance by each Borrower of this Agreement and the Notes, if any, delivered hereunder and the consummation of the transactions contemplated by this Agreement are within such Borrower's corporate or limited liability company powers, have been duly authorized by all necessary corporate

Multi-Year Credit Agreement
         or limited liability company action, do not contravene (i) such Borrower's charter, by-laws, or formation agreement, or (ii) law or any contractual restriction binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Agreement or the NoteS, if any, or the consummation of the transactions contemplated by this Agreement.

                  (d) This Agreement has been duly executed and delivered by each Borrower. This Agreement is the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. The A Notes, if any, of each Borrower are, and when executed the B Notes, if any, of such Borrower will be, the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

                  (e) (i) The Consolidated and Consolidating balance sheets of TWC and its Subsidiaries as at December 31, 1999, and the related Consolidated and Consolidating statements of income and cash flows of TWC and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated and Consolidating balance sheets of TWC and its Subsidiaries as at March 31, 2000, and the related Consolidated and Consolidating statements of income and cash flows of TWC and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TWC, copies of which have been furnished to each Bank, fairly present, (in the case of such balance sheets as at March 31, 2000, and such statements of income and cash flows for the three months then ended, subject to year-end audit adjustments) the Consolidated and Consolidating financial condition of TWC and its Subsidiaries as at such dates and the Consolidated and Consolidating results of operations of TWC and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 2000, there has been no material adverse change in the condition or operations of TWC or its Subsidiaries.

                           (ii) The Consolidating balance sheets of TWC and its
                  Subsidiaries as at December 31, 1999, and March 31, 2000, referred to in Section 4.01(e)(i), and the related Consolidating statements of income and cash flows of TWC and its Subsidiaries for the fiscal year and three months, respectively, then ended referred to in Section 4.01(e)(i), to the extent such balance sheets and statements pertain to NWP, fairly present (subject, in the case of such balance sheet as at March 31,

Multi-Year Credit Agreement

                  2000 and such statements of income and cash flows for the three months then ended, to year-end audit adjustments) the Consolidated financial condition of NWP and its Subsidiaries as at such dates and the Consolidated results of operations of NWP and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 2000, there has been no material adverse change in the condition or operations of NWP or its Subsidiaries.

                           (iii)    [Intentionally Omitted]

                           (iv) The Consolidated balance sheet of TGPL and its
                  Subsidiaries as at December 31, 1999, and the related Consolidated statement of income and cash flows of TGPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of TGPL and its Subsidiaries as at March 31, 2000, and the related Consolidated statement of income and cash flows of TGPL and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TGPL, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 2000, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of TGPL and its Subsidiaries as at such dates and the Consolidated results of operations of TGPL and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 2000, there has been no material adverse change in the condition or operations of TGPL or its Subsidiaries.

                           (v) The Consolidated balance sheet of TGT and its
                  Subsidiaries as at December 31, 1999, and the related Consolidated statement of income and cash flows of TGT and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of TGT and its Subsidiaries as at March 31, 2000, and the related Consolidated statement of income and cash flows of TGT and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TGT, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 2000, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of TGT and its Subsidiaries as at such dates and the Consolidated results of operations of TGT and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 2000, there has been no material adverse change in the condition or operations of TGT or its Subsidiaries.




                                       37
Multi-Year Credit Agreement

                  (f) Except as set forth in the Public Filings or as otherwise disclosed in writing by a Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, there is, as to each Borrower, no pending or, to the knowledge of such Borrower, threatened action or proceeding affecting such Borrower or any material Subsidiary of such Borrower (or, in the case of TWC, the Borrower, any Subsidiary of the Borrower or any WCG Subsidiary) before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of such Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

                  (g) No proceeds of any Advance will be used for any purpose or in any manner not permitted by Section 5.02(k).

                  (h) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 5.02(k)) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following the application of the proceeds of each Advance, not more than 25% of the value of the assets of any Borrower will be represented by such margin stock and not more than 25% of the value of the assets of any Borrower and its Subsidiaries (or, in the case of TWC, the Borrower, its Subsidiaries and the WCG Subsidiaries) will be represented by such margin stock.

                  (i) No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a material adverse effect on any of the Borrowers or on any material Subsidiary of a Borrower (including, in the case of TWC, any material WCG Subsidiaries). No Borrower nor any ERISA Affiliate of any Borrower has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Borrower is aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that would have any material adverse effect on any Borrower, any material Subsidiary of a Borrower (including, in the case of TWC, any material WCG Subsidiaries) or any ERISA Affiliate of a Borrower.

                  (k) As of the date of this Agreement, the United States federal income tax returns of each Borrower and the material Subsidiaries of each Borrower have been examined through the fiscal year ended December 31, 1995. Each Borrower and the



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         Subsidiaries of each Borrower have filed all United States federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by any Borrower or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of each Borrower and the material Subsidiaries of each Borrower in respect of taxes are adequate.

                  (l) No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (m) Except as set forth in the Public Filings or as otherwise disclosed in writing by a Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the Borrowers and their respective material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to their respective operations or financial condition. Except as set forth in the Public Filings or as otherwise disclosed in writing by a Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the aggregate contingent and non-contingent liabilities of each Borrower and its Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding such Borrower referred to in Section 4.01(e) and delivered to each Bank and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which such Borrower reasonably expects to recover from ratepayers) which are reasonably expected to arise in connection with
         (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries, taken as a whole. For purposes of this clause (m) of Section 4.01, "Subsidiaries" shall be deemed to include WCG Subsidiaries


                                   ARTICLE V


                           COVENANTS OF THE BORROWERS

                  Section 5.01 Affirmative Covenants. So long as any Note shall remain unpaid, any Advance shall remain outstanding or any Bank shall have any Commitment to any Borrower hereunder, each Borrower will, unless the Majority Banks shall otherwise consent in writing:


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Multi-Year Credit Agreement

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                  (a) Compliance with Laws, Etc. Comply, and cause each of its
         Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon any of its property or any property of any of its Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subsidiaries, provided that no Borrower nor any Subsidiary of a Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of such Borrower or such Subsidiary, as the case may be.

                  (b) Reporting Requirements. Furnish to each of the Banks:


                           (i) as soon as possible and in any event within five
                  days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of such Borrower setting forth the details of such Event of Default or event and the actions, if any, which such Borrower has taken and proposes to take with respect thereto;

                           (ii) as soon as available and in any event not later
                  than 60 days after the end of each of the first three quarters of each fiscal year of such Borrower, the Consolidated (and, in the case of TWC, the Consolidating) balance sheets of such Borrower and its Subsidiaries as of the end of such quarter and the Consolidated (and, in the case of TWC, the Consolidating) statements of income and cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an authorized financial officer of such Borrower as having been prepared in accordance with generally accepted accounting principles provided, that, if any financial statement referred to in this clause (ii) of
                  Section 5.01(b) is readily available on-line through EDGAR, such Borrower shall not be obligated to furnish copies of such financial statement. An authorized financial officer of such Borrower shall furnish a certificate (a) stating that he has no knowledge that an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto, and
                  (b) showing in detail the calculation supporting such statement in respect of Section 5.02(b), provided that, in the case of TWC, for purposes of the clause


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Multi-Year Credit Agreement

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                  (b)(ii) and (b)(iii) of this Section 5.01, "Subsidiaries" when used in relation to a Consolidated balance sheet and the related statements of income and cash flow shall include the WCG Subsidiaries;

                           (iii) as soon as available and in any event not later
                  than 105 days after the end of each fiscal year of such Borrower, a copy of the annual audit report for such year for such Borrower and its Subsidiaries, including therein Consolidated (and, in the case of TWC, Consolidating) balance sheets of such Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated (and, in the case of TWC, Consolidating) statements of income and cash flows of such Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with generally accepted accounting principles and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Majority Banks provided, that if any financial statement referred to in this clause (iii) of
                  Section 5.02(b) is readily available on-line through EDGAR, such Borrower shall not be obligated to furnish copies of such financial statement. Each Borrower shall also deliver in conjunction with such financial statements a certificate of such accounting firm to the Banks (a) stating that, in the course of the regular audit of the business of such Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of Section 5.02(b); provided, however, that in the case of NWP the primary audited financial statements required by this Section 5.01(b)(iii) may be presented on a historical cost basis, but such audited financial statements shall include, as additional information, on a push-down basis reflecting the purchase price of NWP paid by TWC, a Consolidated balance sheet, a Consolidated statement of income and a Consolidated cash flow statement of NWP and its Subsidiaries as of the end of and for the relevant fiscal year, all prepared in accordance with generally accepted accounting principles but excluding footnotes for the push-down financial statements;

                           (iv) such other information respecting the business
                  or properties, or the condition or operations, financial or otherwise, of such Borrower or any of its material Subsidiaries as any Bank through the Agent may from time to time reasonably request;

                           (v) promptly after the sending or filing thereof,
                  copies of all proxy material, reports and other information which such Borrower sends to any of its security holders, and copies of all final reports and final registration statements which such Borrower or any material Subsidiary of such Borrower files with the


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                  Securities and Exchange Commission or any national securities exchange; provided, that, if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, such Borrower or material Subsidiary shall not be obligated to furnish copies thereof;

                           (vi) as soon as possible and in any event within 30
                  Business Days after such Borrower or any ERISA Affiliate of such Borrower knows or has reason to know (A) that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred that could have a material adverse effect on such Borrower or any material Subsidiary of such Borrower (or, in the case of TWC, any material WCG Subsidiary) or any ERISA Affiliate of such Borrower or (B) that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could have a material adverse effect on such Borrower, or any material Subsidiary of such Borrower (including, in the case of TWC, any material WCG Subsidiary) or any ERISA Affiliate of such Borrower, a statement of the chief financial officer or chief accounting officer of such Borrower describing such Termination Event and the action, if any, which such Borrower, such Subsidiary or such ERISA Affiliate of such Borrower proposes to take with respect thereto;

                           (vii) promptly and in any event within 25 Business
                  Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower, copies of each notice received by such Borrower or any ERISA Affiliate of such Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                           (viii) within 30 days following request therefor by
                  any Bank, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of such Borrower or any ERISA Affiliate of such Borrower with respect to each Plan;

                           (ix) promptly and in any event within 25 Business
                  Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or any ERISA Affiliate of such Borrower concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA,
                  (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by such Borrower or any ERISA Affiliate of such Borrower in connection with any event described in clause (A), (B) or (C) above that, in each case, could have a material adverse effect on such Borrower or any ERISA Affiliate of such Borrower;


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Multi-Year Credit Agreement

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                           (x) not more than 60 days (or 105 days in the case of
                  the last fiscal quarter of a fiscal year of such Borrower) after the end of each fiscal quarter of such Borrower, a certificate of an authorized financial officer of such Borrower stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of such Borrower as of the last day of such quarter; and

                           (xi) promptly after any withdrawal or termination of
                  any letter of credit, guaranty, insurance or other credit enhancement referred to in the second to last sentence of
                  Section 1.05 or any change in the indicated rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of such Borrower by S&P or Moody's, notice thereof.

                  (c) Maintenance of Insurance. Maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or its Subsidiaries operate, provided that such Borrower or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (i) in the case of any Non-Borrowing Subsidiary of such Borrower, where the failure of such Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole; (ii) in the case of such Borrower, where the failure of such Borrower to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole, (iii) such Borrower and its Subsidiaries may consummate any merger or consolidation permitted pursuant to Section 5.02(c), and (iv) any Borrower and any of its Subsidiaries may be converted into a limited liability company by statutory election; provided that any such conversion of a Borrower shall not affect its obligations to the Banks pursuant to this Agreement.

                  Section 5.02 Negative Covenants. So long as any Note shall remain unpaid, any Advance shall remain outstanding or any Bank shall have any Commitment to any Borrower hereunder, no Borrower will, without the written consent of the Majority Banks:


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Multi-Year Credit Agreement

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                  (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except that:

                           (i) TWC and its Non-Borrowing Subsidiaries which are
                  not Subsidiaries of any other Borrower may create, incur, assume or suffer to exist Permitted TWC Liens;

                           (ii) [Intentionally Deleted];

                           (iii) NWP and its Non-Borrowing Subsidiaries may
                  create, incur, assume or suffer to exist Permitted NWP Liens;

                           (iv) TGPL and its Non-Borrowing Subsidiaries may
                  create, incur, assume or suffer to exist Permitted TGPL Liens; and

                           (v) TGT and its Non-Borrowing Subsidiaries may
                  create, incur, assume or suffer to exist Permitted TGT Liens.

                  (b) Debt.


                           (i) In the case of TWC, permit the ratio of (A) the
                  aggregate amount of Net Debt of TWC to (B) the sum of the Consolidated Net Worth of TWC plus Net Debt of TWC to exceed
                  0.65 to 1.0 at any time; and

                           (ii) In the case of any Borrower (other than TWC),
                  permit the ratio of (A) the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis, excluding Debt which is Non-Recourse Debt with respect to such Borrower, to (B) the sum of the Consolidated Net Worth of such Borrower plus the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis to exceed 0.60 to 1.0 at any time.

                  (c) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any of its material Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 5.02(c) shall not prohibit:

                           (i) any Borrower and its Subsidiaries from selling,
                  leasing or otherwise transferring their respective assets in the ordinary course of business;

                           (ii) any merger, consolidation or sale, lease or
                  other transfer of assets involving only TWC and its Subsidiaries; provided, however, that transactions under this paragraph (ii) shall be permitted if, and only if, (x) there shall not exist

Multi-Year Credit Agreement
                  or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and
                  (y) in the case of each transaction referred to in this paragraph (ii) involving any Borrower or any of its Subsidiaries, such transaction could not reasonably be expected to impair materially the ability of such Borrower to perform its obligations hereunder and under any NoteS issued pursuant hereto and such Borrower shall continue to exist;

                           (iii) any Borrower and its Subsidiaries from selling,
                  leasing or otherwise transferring their respective gathering assets and other production area facilities, or the stock of any Person substantially all of the assets of which are gathering assets and other production area facilities, to TWC or to any Subsidiary of TWC for consideration that is not materially less than the net book value of such assets and facilities; provided, however, that transactions under this paragraph (iii) shall be permitted if, and only if, there shall not exist or such transaction should not result in an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default; or

                           (iv) sales of receivables of any kind.

                  (d) Agreements to Restrict Dividends and Certain Transfers. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of any Subsidiary of TWC (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to TWC or to any Subsidiary of TWC; or (ii) to make loans or advances to TWC or any Subsidiary of TWC, except (1) encumbrances and restrictions on any immaterial Non-Borrowing Subsidiary of TWC, (2) those encumbrances and restrictions existing on the date hereof, and
         (3) other customary encumbrances and restrictions now or hereafter existing of any Borrower or any of its Non-Borrowing Subsidiaries entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to such Borrower or its Non-Borrowing Subsidiaries existing on the date hereof.

                  (e) Loans and Advances; Investments. Make or permit to remain outstanding, or allow any of its Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt securities of, any WCG Subsidiary, except that a Borrower and its Subsidiaries may permit to remain outstanding loans and advances to a WCG Subsidiary existing as of the date hereof and listed on Exhibit E hereof (and such WCG Subsidiaries may permit such loans and advances on Exhibit E to remain outstanding). Except for those investments in existence on the date hereof and listed on Exhibit E hereof, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to, acquire or otherwise invest in any stock or other equity or other ownership interest in a WCG Subsidiary.


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                  (f) Maintenance of Ownership of Certain Subsidiaries. Sell,
         issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any shares of or any interest in any shares of the capital stock or other ownership interests of (1) WPC, TGPL, TGT or NWP or any of their respective material Subsidiaries or (2) any Subsidiary of TWC at the time it owns any shares of or any interest in any shares of the capital stock or other ownership interests of WPC, TGPL, TGT or NWP or any of their respective material Subsidiaries; provided, however, that, this Section 5.02(f) shall not prohibit the sale or other disposition of the stock of any Subsidiary of TWC to TWC or any Wholly-Owned Subsidiary of TWC if, but only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving any Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of such Borrower to perform its obligations hereunder and under the Notes and such Borrower shall continue to exist. Nothing herein shall be construed to permit any Borrower or any Subsidiary of a Borrower to purchase shares, any interest in shares or any ownership interest in a WCG Subsidiary except as permitted by clause (e) of this Section 5.02.

                  (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate of such Borrower to terminate, any Plan so as to result in any material liability of such Borrower or any material Subsidiary of such Borrower (including, in the case of TWC, any material WCG Subsidiary) or any such ERISA Affiliate to the PBGC or (ii) permit to exist any occurrence of any Termination Event with respect to a Plan which would have a material adverse effect on such Borrower or any material Subsidiary of such Borrower (including, in the case of TWC, any material WCG Subsidiary).

                  (h) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any material Subsidiary of such Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of such Borrower or of such Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to such Borrower or such Subsidiary in the good faith judgment of such Borrower.

                  (i) Guarantees. After the date of this Agreement, enter into any agreement to guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt or any other obligation of any WCG Subsidiary or to otherwise insure a WCG Subsidiary against loss.


                                       46

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                  (j) Sale and Lease-Back TransactionS. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto such Borrower would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by (i) paragraph (z) of Schedule III in the case of NWP and its Subsidiaries, (ii) paragraph (z) of Schedule VI in the case of TWC and its Non-Borrowing Subsidiaries which are not Subsidiaries of any other Borrower, (iii) paragraph (z) of Schedule IV in the case of TGPL and its Subsidiaries and (iv) paragraph (z) of Schedule V in the case of TGT and its Subsidiaries.

                  (k) Use of Proceeds. Use any proceeds of any Advance for any purpose other than general corporate purposes relating to the business of a Borrower and its Subsidiaries, but excluding in the case of TWC, any WCG Subsidiary (including, without limitation, repurchases by TWC of its capital stock, working capital and capital expenditures), or use any such proceeds in any manner which violates or results in a violation of law; provided, however that no proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than Apco Argentina Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), except purchases by TWC of its capital stock if, after giving effect thereto, none of the Advances would constitute purpose credit within the meaning of such Regulation U. No Borrower may use any Advance to make any loan or advance to, or to own, purchase or acquire any obligations or debt securities of, any WCG Subsidiary or to acquire or otherwise invest in any stock or other equity or other ownership interest in a WCG Subsidiary.


                                   ARTICLE VI

                                EVENTS OF DEFAULT


                  Section 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Advance or of any Note executed by it when the same becomes due and payable, or shall fail to pay any interest on any Advance or on any Note or shall fail to pay any fee or other amount to be paid by it hereunder within ten days after the same becomes due and payable; or


                                       47

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                  (b) Any certification, representation or warranty made by any
         Borrower herein or by any Borrower (or any officer of any Borrower) in writing under or in connection with this Agreement or any instrument executed in connection herewith (including, without limitation, representations and warranties deemed made pursuant to Section 3.02 or 3.03) shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) on its part to be performed or observed and such failure shall continue for ten Business Days after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date such Borrower shall have knowledge of such failure, or (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5.01(b)) or any Note on its part to be performed or observed and such failure shall continue for five Business Days after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date such Borrower shall have knowledge of such failure; or

                  (d) Any Borrower or any Subsidiary of any Borrower shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate (excluding Debt incurred pursuant to any Advance) of such Borrower and/or a Subsidiary of such Borrower (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as required pursuant to an illegality event of the type set forth in
         Section 2.12), prior to the stated maturity thereof; provided, however, that the provisions of this Section 6.01(d) shall not apply to any Non-Recourse Debt of any Non-Borrowing Subsidiary of a Borrower; or

                  (e) Any Borrower or any material Subsidiary of any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any material Subsidiary of any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain


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         undismissed or unstayed for a period of 60 days; or any Borrower or any material Subsidiary of any Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against any Borrower or any material Subsidiary of any Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to any Borrower by the Agent, (i) such Termination Event shall still exist and
         (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause
         (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $75,000,000; or

                  (h) Any Borrower or any ERISA Affiliate of any Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $75,000,000 in the aggregate or requires payments exceeding $50,000,000 per annum; or

                  (i) Any Borrower or any ERISA Affiliate of any Borrower shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrowers and their respective ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $75,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of Banks owed more than 50% in principal amount of the A Advances then outstanding or, if no A Advances are then outstanding, Banks having more than 50% of the principal amount of the Commitments, by notice to the Borrowers, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of Banks owed more than 50% in principal amount of the A Advances then outstanding or if no A Advances are then outstanding, Banks having more than 50% of the Commitments, or, if no A Advances are then outstanding and all Commitments have terminated, Banks owed more than


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50% in principal amount of the B Advances then outstanding, by notice to the
Borrower as to which an Event of Default exists (determined as contemplated by the definition herein of Events of Default), declare the principal of the Advances of such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement to be forthwith due and payable, whereupon such principal of the Advances, such interest and all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by each Borrower; provided, however, that in the event of any Event of Default described in Section 6.01(e),
(A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the principal of the Advances outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by each Borrower. For purposes of this Section 6.01, any Advance owed to an SPC shall be deemed to be owed to its Designating Bank.




                                   ARTICLE VII

                                    THE AGENT



                  Section 7.01 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of the terms of this Agreement or collection of the principal of, and interest on the Advances, fees and any other amount due and payable pursuant to this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Banks owed more than 50% of the principal amount of the A Advances then outstanding is owed or, if no A Advances are then outstanding, Banks having more than 50% of the Commitments (or, if no A Advances are then outstanding and all Commitments have terminated, upon the instructions of Banks owed more than 50% of the principal amount of the B Advances then outstanding), and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Note, this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  Section 7.02 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat a Bank as the obligee of any Advance or, if applicable, the payee of any Note until the Agent receives and accepts a Transfer Agreement executed by a Borrower (if required pursuant to Section 8.06), the Bank which the assignor Bank, and the assignee in accordance with the last



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sentence of Section 8.06(a); (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Note or this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto (including any Note requested by a Bank, delivered to a Bank pursuant to Section 8.06 or otherwise held by a Bank); and (vi) shall incur no liability under or in respect of any Note or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 7.03 Citibank, Chase, Commerzbank, Credit Lyonnais and Affiliates. With respect to its Commitments, the Advances made by it and the NoteS, if any, issued to it, Citibank shall have the same rights and powers under any such Note and this Agreement as any other Bank and may exercise the same as though it was not the Agent; with respect to its Commitments, the Advances made by it and the Notes, if any, issued to it, each of Chase, Commerzbank and Credit Lyonnais shall have the rights and powers under any Note and this Agreement as any other Bank and may exercise the same as though it was not a Co-Syndication Agent or Documentation Agent, as the case may be. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of Citibank, Chase, Commerzbank and Credit Lyonnais in its individual capacity. Citibank, Chase, Commerzbank and Credit Lyonnais and the respective affiliates of each may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Subsidiary of any Borrower, any Person who may do business with or own, directly or indirectly, securities of any Borrower or any such Subsidiary and any other Person, all as if Citibank were not the Agent and Chase and Commerzbank were not the Co-Syndication Agents and Credit Lyonnais were not the Documentation Agent without any duty to account therefor to the Banks.

                  Section 7.04 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any Co-Syndication Agent, the Documentation Agent, the Arranger or any other Bank and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Co-Syndication Agent, the Documentation Agent, the Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note or this Agreement.


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                  Section 7.05 Indemnification. The Banks agree to indemnify the
Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the A Advances then owed to each of them (or if no A Advances are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments to TWC, or (ii) if all Commitments to TWC have terminated, the respective amounts of the Commitments to TWC immediately prior to the time the Commitments to TWC terminated), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

                  Section 7.06 Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent of TWC (which consent shall not be unreasonably withheld and shall not be required if an Event of Default exists), a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  Section 7.07 Co-Syndication Agents; Documentation Agent. The Co-Syndication Agents and the Documentation Agent have no duties or obligations under this Agreement. None of the Co-Syndication Agents or the Documentation Agent shall have, by reason of this Agreement or the Notes, if any, a fiduciary relationship in respect of any Bank or the holder of any Note, and nothing in this Agreement or the Notes, express or implied, is intended or shall be so construed to impose on any of the Co-Syndication Agents or the Documentation Agent any obligation in respect of this Agreement or the Notes.



                                       52


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                                  ARTICLE VIII

                                  MISCELLANEOUS


                  Section 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the outstanding Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the outstanding Advances or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Banks pursuant to the terms of this Agreement, (f) change the definition of Majority Banks or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Advances or B Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement, or (g) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Note or this Agreement.

                  Section 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Bank, as specified opposite its name on
Schedule I hereto or specified pursuant to Section 8.06(a); if to any Borrower, as specified opposite its name on Schedule II hereto; and if to Citibank, as Agent, to its address at 399 Park Avenue, New York, New York 10043, (telecopier number: (212) 527-1084), Attention: Bilal Aman, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849; telex number 127001 (Attn: Route Code HOUAA)),
Attention: The Williams Companies, Inc. Account Officer; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.06(a) (or other telecopy number specified by such party in a written notice to the other parties hereto), delivered to the telegraph company, telexed to any party to the telex number set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.06(a) (or other telex number designated by such party in a written notice to the other parties hereto), confirmed by telex answerback, or delivered to the cable company, respectively, except that notices and communications to the Agent shall not be effective until received by the Agent. Any notice or communication to a Bank shall be deemed to be a notice or communication to any SPC


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


designated by such Bank and no further notice to an SPC shall be required. Delivery by telecopier of an executed counterpart of this Agreement or of any counterpart of any amendment or waiver of any provision of this Agreement or of any Schedule or Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  Section 8.03 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

                  Section 8.04 Costs and Expenses.


                  (a) (i) TWC agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Arranger and the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, if any, and the other documents to be delivered under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and any Note, and (ii) each Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses, which may include allocated costs of in-house counsel), of the Agent and each Bank in connection with the enforcement (whether before or after the occurrence of an Event of Default and whether through negotiations (including formal workouts and restructurings), legal proceedings or otherwise) against such Borrower of any Note of such Borrower or this Agreement and the other documents to be delivered by such Borrower under this Agreement.

                  (b) If any payment (or purchase pursuant to Section 2.11(c)) of principal of, or Conversion of, any Eurodollar Rate Advance or B Advance made to any Borrower is made other than on the last day of an Interest Period relating to such Advance (or in the case of a B Advance, other than on the original scheduled maturity date thereof), as a result of a payment pursuant to Section 2.10 or 2.12 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or as a result of any purchase pursuant to
         Section 2.11(c) or any Conversion, such Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of any such payment, purchase or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

                  (c) Each Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Arranger and each Bank and each of their respective


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         directors, officers, employees and agents from and against any and all claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) for which any of them may become liable or which may be incurred by or asserted against the Agent, the Arranger or such Bank or any such director, officer, employee or agent (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not the Agent, the Arranger or such Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with this Agreement or any transaction in which any proceeds of all or any part of the Advances are applied (other than any such claim, damage, liability or expense to the extent attributable to the gross negligence or willful misconduct of, or violation of any law or regulation by, either the party seeking indemnity under this Section 8.04(c) or any of its directors, officers, employees or agents).

                  Section 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances of a Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the NoteS, if any, held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such NoteS and although such obligations may be unmatured. Each Bank agrees promptly to notify such Borrower after such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  Section 8.06 Binding Effect; Transfers.

                  (a) This Agreement shall become effective when it shall have been executed by the Borrowers and the Agent and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign any of their respective rights hereunder or any interest herein without the prior written consent of all of the Banks. Each Bank may assign to one or more banks, financial institutions or government entities all or any part of, or may grant participations to one or more banks, financial institutions or government entities in or to all or any part of, any Advance or Advances owing to such Bank, any Note or NoteS held by such Bank and all or any portion of such Bank's Commitments, and to the extent of any such assignment or participation (unless


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         otherwise stated therein) the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Note or NoteS as it would have if it were such Bank hereunder, provided that, except in the case of an assignment meeting the requirements of the next sentence hereof, (1) such Bank's obligations under this Agreement, including, without limitation, its Commitments to the Borrowers hereunder, shall remain unchanged, such Bank shall remain responsible for the performance thereof, such Bank shall remain the holder of any such Note or NoteS for all purposes under this Agreement, and the Borrowers, the other Banks and the Agent shall continue to deal solely with and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (2) no Bank shall assign or grant a participation that conveys to the assignee or participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (i) any increase in the amount of any Commitment of such Bank; (ii) any reduction of the principal amount of, or interest to be paid on, such Bank's Advance or Advances; (iii) any reduction of any fee or other amount payable hereunder to such Bank; or (iv) any postponement of any date fixed for any payment of principal of, or interest on, such Bank's Advance or Advances or Note or NoteS or any fee or other amount payable hereunder to such Bank.

                  If (I) the assignee of any Bank either (1) is another Bank or is an affiliate of a Bank (2) is approved in writing by the Agent and the Borrowers or (3) is approved in writing by the Agent and either an Event of Default exists or the Borrowers have relinquished the right to approve the assignment pursuant to Section 8.06(b), and (II) such assignee assumes all or any portion (which portion shall be a constant, and not a varying, percentage, and the amount of the Commitment to TWC assigned, whether all or a portion, shall be in a minimum amount of $10,000,000 or such lesser amount as shall represent the entire remaining interest of such assigning Bank or as may be otherwise approved in writing by the Agent and TWC for such assignment) of each of the Commitments of such assigning Bank to the respective Borrowers (either all of each such Commitment shall be assigned or the percentage portion of each such Commitment assigned shall be the same as to each Borrower) by executing a document in the form of Exhibit F (or with such changes thereto as have been approved in writing by the Agent in its sole discretion as evidenced by its execution thereof) duly executed by the Agent, the Borrowers (unless an Event of Default exists), such assigning Bank and such assignee and delivered to the Agent ("Transfer Agreement"), then upon such delivery, (i) such assigning Bank shall be released from its obligations under this Agreement with respect to all or such portion, as the case may be, of its Commitments, (ii) such assignee shall become obligated for all or such portion, as the case may be, of such Commitments and all other obligations of such assigning Bank hereunder with respect to or arising as a result of all or such portion, as the case may be, of such Commitments, (iii) such assignee shall be assigned the right to vote or consent under this Agreement, to the extent of all or such portion, as the case may be, of such Commitments, (iv) each Borrower shall deliver, in replacement of any A Note of such Borrower executed to the order of such assigning Bank then outstanding or as may be requested by the assignee or assigning Bank (a) to such assignee upon its request or as required by Section 2.09, a new A Note of such

Multi-Year Credit Agreement

         Borrower in the amount of the Commitment of such assigning Bank to such Borrower which is being so assumed by such assignee plus, in the case of any assignee which is already a Bank hereunder, the amount of such assignee's Commitment to such Borrower immediately prior to such assignment (any such assignee which is already a Bank hereunder agrees to mark "exchanged" and return to such Borrower, with reasonable promptness following the delivery of such new A Note, the A Note being replaced thereby, if any), (b) to such assigning Bank, upon its request or as required by Section 2.09, a new A Note in the amount of the balance, if any, of the Commitment of such assigning Bank to such Borrower (without giving effect to any B Reduction) retained by such assigning Bank (and such assigning Bank agrees to mark "Exchanged" and return to such Borrower, with reasonable promptness following delivery of such new A Notes, the A Note being replaced thereby), and (c) to the Agent, photocopies of such new A Notes, if any, (v) if such assignment is of all of such assigning Bank's Commitments to the Borrowers, all of the outstanding A Advances made by such assigning Bank shall be transferred to such assignee, (vi) if such assignment is not of all of such Commitments, a part of each A Advance to each Borrower equal to the amount of such Advance multiplied by a fraction, the numerator of which is the amount of such portion of such assigning Bank's Commitment to such Borrower so assumed and the denominator of which is the amount of the Commitment of such assigning Bank to such Borrower (without giving effect to any B Reduction) immediately prior to such assumption, shall be transferred to such assignee and evidenced by such assignee's A Note from such Borrower, if requested or required by Section 2.09, and the balance of such A Advance shall be evidenced by such assigning Bank's new A Note, if any, from such Borrower delivered pursuant to clause (iv)(b) of this sentence, (vii) if such assignee is not a "Bank" hereunder prior to such assignment, such assignee shall become a party to this Agreement as a Bank and shall be deemed to be a "Bank" hereunder, and the amount of all or such portion, as the case may be, of the Commitment to each of the respective Borrowers so assumed shall be deemed to be the amount for such Borrower set opposite such assigning Bank's name on Schedule X for purposes of this Agreement, and
         (viii) if such assignee is not a Bank hereunder prior to such assignment, such assignee shall be deemed to have specified the offices of such assignee named in the respective Transfer Agreement as its "Domestic Lending Office" and "Eurodollar Lending Office" for all purposes of this Agreement and to have specified for purposes of
         Section 8.02 the notice information set forth in such Transfer Agreement; and the Agent shall promptly after execution of any Transfer Agreement by the Agent and the other parties thereto notify the Banks of the parties to such Transfer Agreement and the amounts of the assigning Bank's Commitments assumed thereby.

                  (b) [Intentionally omitted]

                  (c) The Borrowers agree to promptly execute the Transfer Agreement pertaining to any assignment as to which approval by the Borrowers of the assignee is not required by clause (I) of the last sentence of Section 8.06(a).

Multi-Year Credit Agreement

                  (d) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") with the consent of the Agent and, if no Event of Default has occurred and is continuing, the Borrowers may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Designating Bank to the Agent and the Borrowers, the option to fund all or any part of any A Advance that such Designating Bank is obligated to fund pursuant to this Agreement or to fund all or part of any B Advance to a Borrower pursuant to Section 2.16 which the Designating Bank has agreed to make; provided that, no Designating Bank shall have granted at any one time such option to more than one SPC and further provided that (i) such Designating Bank's obligations under this Agreement (including, without limitation, its Commitment to each Borrower hereunder) shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
         (iii) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank's rights and obligations under this Agreement,
         (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance, and (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of a Borrower under this Agreement (including, without limitation, its obligations under Section 2.14). The making of an Advance by an SPC hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Advance were made by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligations shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this Section 8.06, an SPC may not assign its interest in any Advance except that, with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Advances to the Designating Bank or to any financial institutions (consented to by the Borrowers and Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrowers, the Agent and the Banks may rely thereon without any requirement that the SPC sign or acknowledge the same or that

Multi-Year Credit Agreement
         notice be delivered to the Borrowers. This section may not be amended without the written consent of any SPC. which shall have been identified to the Agent and the Borrowers.

                  (e) Any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement or any of its NoteS to any Federal Reserve Bank without notice to or consent of any Borrower or the Agent.

                  Section 8.07 Governing Law. This Agreement and the NoteS, if any, shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 8.08 Interest. It is the intention of the parties hereto that the Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with or as security for this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent or such Bank, as the case may be, under the NoteS, this Agreement or under any other agreement entered into in connection with or as security for this Agreement or the NoteS shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the appropriate Borrower or refunded by the Agent or such Bank, as the case may be, to the appropriate Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the appropriate Borrower or refunded by the Agent or such Bank, as the case may be, to the appropriate Borrower.

                  Section 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 8.10 Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by any Borrower or any officer of any Borrower

Multi-Year Credit Agreement
herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance and delivery of the NoteS, if any, and the making of the Advances regardless of any investigation. The indemnities and other payment obligations of each Borrower set forth in Sections 2.11, 2.14, and 8.04, and the indemnities by the Banks in favor of the Agent and its officers, directors, employees and agents, will survive the repayment of the Advances and the termination of this Agreement

                  Section 8.11 Borrowers' Right to Apply Deposits. In the event that any Bank is placed in receivership or enters a similar proceeding, each Borrower may, to the full extent permitted by law, make any payment due to such Bank hereunder, to the extent of finally collected unrestricted deposits of such Borrower in U.S. dollars held by such Bank, by giving notice to the Agent and such Bank directing such Bank to apply such deposits to such indebtedness. If the amount of such deposits is insufficient to pay such indebtedness then due and owing in full, such Borrower shall pay the balance of such insufficiency in accordance with this Agreement.

                  Section 8.12 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of TWC (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent or any Bank) any information with respect to the Borrowers or their Subsidiaries, (which term, in the case of TWC, shall be deemed to include the WCG Subsidiaries), which is furnished pursuant to this Agreement and which (i) the Borrowers in good faith consider to be confidential and (ii) is either clearly marked confidential or is designated by the Borrowers to the Agent or the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the prospective transferee or grantee in connection with any contemplated transfer of any of the Commitments or Advances or any interest therein by such Bank or the grant of an option to an SPC to fund any Advance, provided that such prospective transferee executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.12, and provided further that if the contemplated transfer is a grant of a participation in a Note (and not an assignment), no such information shall be authorized to be delivered to such participant pursuant to this clause
(e) except (i) such information delivered pursuant to Section 4.01(e) or Section 5.01(b) (other than paragraph (iv) thereof) and if the contemplated transfer is a grant of an option to fund Advances to an SPC pursuant to Section 8.06(d), such SPC may disclose, on a confidential bases, any non-public information relating to Advances funded by it to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC, and (ii) if prior notice of the delivery thereof is given to TWC, such information as may be required by law or regulation to be delivered, (f) in

Multi-Year Credit Agreement
connection with the exercise of any remedy by such Bank following an Event of Default pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (g) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (h) to any Bank or the Agent, or (i) to any affiliate of any Bank, provided that such affiliate executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.12.

                  Section 8.13 WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT, THE CO-SYNDICATION AGENTS, THE DOCUMENTATION AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 8.14 Miscellaneous. This Agreement shall become effective in accordance with the first sentence of Section 8.06(a).

Multi-Year Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BORROWERS:

                                   THE WILLIAMS COMPANIES, INC.


                                   By:
                                      -----------------------------------------
                                   Name:  James G. Ivey
                                   Title: Treasurer


                                   TEXAS GAS TRANSMISSION CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:  Jeffrey P. Heinrichs
                                   Title: Treasurer


                                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:  Jeffrey P. Heinrichs
                                   Title: Treasurer


                                   NORTHWEST PIPELINE CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:  Jeffrey P. Heinrichs
                                   Title: Treasurer

Multi-Year Credit Agreement

                                    AGENT:

                                    CITIBANK, N.A., as Agent


                                    By:
                                       ----------------------------------------
                                         Authorized Officer


                                    CO-SYNDICATION AGENTS:
                                    ---------------------

                                    THE CHASE MANHATTAN BANK,
                                    as Co-Syndication Agent


                                    By:
                                       ----------------------------------------
                                             Authorized Officer



                                    COMMERZBANK AG, as Co-Syndication Agent


                                    By:
                                       ----------------------------------------
                                             Authorized Officer



                                    By:
                                       ----------------------------------------
                                             Authorized Officer



                                    DOCUMENTATION AGENT:
                                    -------------------

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:
                                       ----------------------------------------
                                             Authorized Officer

Multi-Year Credit Agreement

                                   BANKS:

                                   CITIBANK, N.A.


                                   By:
                                       ----------------------------------------
                                                  Authorized Officer

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



                                   THE BANK OF NOVA SCOTIA


                                   By:
                                       ----------------------------------------
                                                 Authorized Officer

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



                                    BANK OF AMERICA, N.A.


                                    By:
                                       ----------------------------------------
                                                  Authorized Officer

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



                                    BANK ONE, NA (CHICAGO)


                                    By:
                                       ----------------------------------------
                                                    Authorized Officer

Multi-Year Credit Agreement

                                    THE CHASE MANHATTAN BANK


                                    By:
                                       ----------------------------------------
                                                    Authorized Officer

Multi-Year Credit Agreement

                                    COMMERZBANK AG

                                    NEW YORK AND GRAND CAYMAN
                                    BRANCHES


                                    By:
                                       ----------------------------------------
                                                    Authorized Officer


                                    By:
                                       ----------------------------------------
                                                    Authorized Officer

Multi-Year Credit Agreement

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:
                                       ----------------------------------------
                                                    Authorized Officer

Multi-Year Credit Agreement

                                    THE FUJI BANK, LIMITED


                                    By:
                                       ----------------------------------------
                                                    Authorized Officer

Multi-Year Credit Agreement

                               NATIONAL WESTMINSTER BANK PLC
                               NEW YORK BRANCH


                               By:
                                  ---------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                       ----------------------------------------


                                NATIONAL WESTMINSTER BANK PLC
                                NASSAU BRANCH

                               By:
                                  ---------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                       ----------------------------------------








Multi-Year Credit Agreement

                                            ABN AMRO BANK, N.V.


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            BANK OF MONTREAL


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            THE BANK OF NEW YORK


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            BARCLAYS BANK PLC


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            CIBC INC.


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            CREDIT SUISSE FIRST BOSTON


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            ROYAL BANK OF CANADA


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                            HOUSTON AGENCY


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            FLEET NATIONAL BANK,
                                            f/k/a BankBoston, N.A.


                                            By:
                                               ---------------------------------
                                                       Authorized Officer

Multi-Year Credit Agreement

                                            SOCIETE GENERALE, SOUTHWEST AGENCY


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            THE INDUSTRIAL BANK OF JAPAN
                                            TRUST COMPANY


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            TORONTO DOMINION (TEXAS), INC.


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            UBS AG, STAMFORD BRANCH


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            WELLS FARGO BANK TEXAS, N.A.


                                            By:
                                               ---------------------------------
                                                   J. Alan Alexander, Jr.
                                                   Vice President

Multi-Year Credit Agreement

                                            WESTDEUTSCHE LANDESBANK
                                            GIROZENTRALE, NEW YORK BRANCH


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            CREDIT AGRICOLE INDOSUEZ


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            SUNTRUST BANK


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            THE DAI-ICHI KANGYO BANK, LTD.


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            ARAB BANKING CORPORATION (B.S.C.)


                                            By:
                                               ---------------------------------
                                                    WAHID O. BUGAIGHIS
                                                    First Vice President

Multi-Year Credit Agreement

                                            BANK OF CHINA, NEW YORK BRANCH


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            BANK OF OKLAHOMA, N.A.


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            BNP PARIBAS, HOUSTON AGENCY


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            DG BANK DEUTSCHE
                                            GENNOSSENSCHAFTSBANK AG


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

                                     S-34
Multi-Year Credit Agreement

                                            KBC BANK N.V.
                                            NEW YORK BRANCH


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            THE SUMITOMO BANK, LIMITED


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            COMMERCE BANK, N.A.


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                            RZB FINANCE LLC


                                            By:
                                               ---------------------------------
                                                      Authorized Officer

Multi-Year Credit Agreement

                                   SCHEDULE I
                           APPLICABLE LENDING OFFICES



                                   Domestic                                          Eurodollar
   Name of Bank                    Lending Office                                    Lending Office
   ------------                    --------------                                    --------------
   Citibank N.A.                   Citibank N.A.                                     Citibank N.A.
                                   399 Park Avenue                                   399 Park Avenue
                                   New York, New York 10043                          New York, New York 10043

                                   Notices:                                          Notices:
                                   Citibank, N.A.                                    Citibank, N.A.
                                   399 Park Avenue                                   399 Park Avenue
                                   New York, New York 10043                          New York, New York 10043
                                   Telecopier: (212) 527-1084                        Telecopier: (212) 527-1084
                                   Telex: None                                       Telex: None
                                   Attn: Christine Grundel                           Attn: Christine Grundel
                                   Dept: Medium Term Finance                         Dept: Medium Term Finance

                                   with copies to:                                   with copies to:
                                   Citicorp North America, Inc.                      Citicorp North America, Inc.
                                   1200 Smith Street, Suite 2000                     1200 Smith Street, Suite 2000
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 654-2849                        Telecopier: (713) 654-2849
                                   Telex: 127001                                     Telex: 127001
                                   (Attn. Route Code HOUAA)                          (Attn. Route Code HOUAA)
                                   Attn: The Williams Companies, Inc.                Attn: The Williams Companies, Inc.
                                         Account Officer                                   Account Officer

   The Bank of Nova Scotia         The Bank of Nova Scotia                           The Bank of Nova Scotia
                                   600 Peachtree Street, N.E., Suite 2700            600 Peachtree Street, N.E., Suite 2700
                                   Atlanta, Georgia 30308                            Atlanta, Georgia 30308
                                   Telecopier: (404) 888-8998                        Telecopier: (404) 888-8998
                                   Telex: 00542319                                   Telex: 00542319
                                   Attn: Robert L. Ahern                             Attn: Robert L. Ahern

                                   with copy to:                                     with copy to:
                                   1100 Louisiana, Suite 3000                        1100 Louisiana, Suite 3000
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 752-2425                        Telecopier: (713) 752-2425
                                   Telephone: (713) 759-3440                         Telephone: (713) 759-3440
                                   Attn:                                             Attn:

   Bank of America, N.A.           Bank of America, N.A.                             Bank of America, N.A.
                                   901 Main Street, 14th Floor                       901 Main Street, 14th Floor
                                   Dallas, Texas 75202                               Dallas, Texas 75202
                                   Telecopier: (214) 209-9415                        Telecopier: (214) 209-9415
                                   Telephone: (214) 209-1225                         Telephone: (214) 209-1225
                                   Attn: Brandi Baker                                Attn: Brandi Baker


                                 Schedule I - 1


Multi-Year Credit Agreement


                                   Domestic                                          Eurodollar
   Name of Bank                    Lending Office                                    Lending Office
   ------------                    --------------                                    --------------
                                   with copy to:                                     with copy to:
                                   Bank of America                                   Bank of America
                                   333 Clay Street, Suite 4550                       333 Clay Street, Suite 4550
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 651-4807                        Telecopier: (713) 651-4807
                                   Telephone: (713) 651-4855                         Telephone: (713) 651-4855
                                   Attn: Claire Liu                                  Attn: Claire Liu

   Bank One, NA                    Bank One, NA                                      Bank One, NA
   (Chicago)                       1 Bank One Plaza                                  1 Bank One Plaza
                                   0634, 1FNP, 10                                    IL 1 0634
                                   Chicago, Illinois 60670                           Chicago, Illinois 60670
                                   Telephone: (312) 732-5219                         Telephone:
                                   Telecopier: (312) 732-4840                        Telecopier:
                                   Attn:                                             Attn:

   The Chase Manhattan Bank        The Chase Manhattan Bank                          The Chase Manhattan Bank
                                   270 Park Avenue, 21st Floor                       270 Park Avenue, 21st Floor
                                   New York, New York 10017                          New York, New York 10017
                                   Telecopier: (212) 270-3897                        Telecopier: (212) 270-3897
                                   Telephone: (212) 270-4676                         Telephone: (212) 270-4676
                                   Attn: Peter Ling                                  Attn: Peter Ling

   Commerzbank AG,                 Commerzbank AG, Atlanta Agency                    Commerzbank AG, Atlanta Agency
   New York and Grand Cayman       1230 Peachtree St., NE                            1230 Peachtree St., NE
   Branches                        Suite 3500                                        Suite 3500
                                   Atlanta, Georgia 30309                            Atlanta, Georgia 30309
                                   Telecopier: (404) 888-6539                        Telecopier: (404) 888-6539
                                   Telephone: (404) 888-6518                         Telephone: (404) 888-6518
                                   Attn: Brian Campbell, Vice President              Attn: Brian Campbell, Vice President
                                   email: bcampbell@cbkna.com                        email: bcampbell@cbkna.com

   Credit Lyonnais                 Credit Lyonnais New York Branch                   Credit Lyonnais New York Branch
   New York Branch                 1301 Avenue of the Americas                       1301 Avenue of the Americas
                                   New York, New York 10019                          New York, New York 10019
                                   Telecopier: (713) 759-9766                        Telecopier: (713) 759-9766
                                   Telephone: (713) 753-8723                         Telephone: (713) 753-8723
                                   Attn: Bernadette Archie                           Attn: Bernadette Archie

   The Fuji Bank, Limited          The Fuji Bank, Limited                            The Fuji Bank, Limited
                                   2 World Trade Center, 79th Floor                  2 World Trade Center, 79th Floor
                                   New York, New York 10048                          New York, New York 10048
                                   Telecopier: (212) 488-8216                        Telecopier: (212) 488-8216
                                   Telephone: (212) 898-2099                         Telephone: (212) 898-2099
                                   Attn: Tina Catapano                               Attn: Tina Catapano


                                 Schedule I - 2


Multi-Year Credit Agreement


                                   Domestic                                          Eurodollar
   Name of Bank                    Lending Office                                    Lending Office
   ------------                    --------------                                    --------------
   National Westminster Bank       National Westminster Bank PLC                     National Westminster Bank PLC
                                   New York Branch                                   Nassau Branch
                                   65 East 55th Street, 24th Floor                   65 East 55th Street, 24th Floor
                                   New York, New York 10022                          New York, New York 10022
                                   Telecopier: (212) 401-1406                        Telecopier: (212) 401-1406
                                   Telephone: (212) 401-1494                         Telephone: (212) 401-1494
                                   Attn: Sheila Shaw                                 Attn: Sheila Shaw

                                   with copies to:                                   with copies to:
                                   Greenwich NatWest                                 Greenwich NatWest
                                   600 Travis Street., Suite 6070                    600 Travis Street, Suite 6070
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 221-2430                        Telecopier: (713) 221-2430
                                   Telephone: (713) 221-2429                         Telephone: (713) 221-2429
                                   Attn: Kristi DeMaiolo                             Attn: Kristi DeMaiolo

   ABN AMRO Bank, N.V.             ABN AMRO Bank, N.V.                               ABN AMRO Bank, N.V.
                                   208 South LaSalle, Suite 1500                     208 South LaSalle, Suite 1500
                                   Chicago, Illinois  60604-1003                     Chicago, Illinois  60604-1003
                                   Telecopier: (312) 992-5157                        Telecopier: (312) 992-5157
                                   Telephone: (312) 992-5152                         Telephone: (312) 992-5152
                                   Attn: Loan Administration                         Attn: Loan Administration

                                   with copies to:                                   with copies to:
                                   ABN AMRO Bank, N.V.                               ABN AMRO Bank, N.V.
                                   208 South LaSalle, Suite 1500                     208 South LaSalle, Suite 1500
                                   Chicago, Illinois 60604-1003                      Chicago, Illinois 60604-1003
                                   Telecopier: (312) 992-5111                        Telecopier: (312) 992-5111
                                   Telephone: (312) 992-5110                         Telephone: (312) 992-5110
                                   Attn: Connie Podgorny                             Attn: Connie Podgorny

   Bank of Montreal                Bank of Montreal                                  Bank of Montreal
                                   115 S. LaSalle Street, 11th Floor                 115 S. LaSalle Street, 11th Floor
                                   Chicago, Illinois 60603                           Chicago, Illinois 60603
                                   Telecopier: (312) 750-6061                        Telecopier: (312) 750-6061
                                   Telephone: (312) 750-3771                         Telephone: (312) 750-3771
                                   Attn: Keiko Kuze                                  Attn: Keiko Kuze

   The Bank of New York            The Bank of New York                              The Bank of New York
                                   One Wall St., 19th Floor                          One Wall St., 19th Floor
                                   New York, New York 10286                          New York, New York 10286
                                   Telecopier: (212) 635-7923                        Telecopier: (212) 635-7923
                                   Telephone: (212) 635-7834                         Telephone: (212) 635-7834
                                   Attn: Raymond Palmer                              Attn: Raymond Palmer


                                 Schedule I - 3

Multi-Year Credit Agreement


                                   Domestic                                          Eurodollar
   Name of Bank                    Lending Office                                    Lending Office
   ------------                    --------------                                    --------------

   Barclays Bank PLC               Barclays Bank PLC " New York Branch               Barclays Bank PLC " New York Branch
                                   222 Broadway, 11th Floor                          222 Broadway, 11th Floor
                                   New York, New York 10038                          New York, New York 10038
                                   Telecopier: (212) 412-5308                        Telecopier: (212) 412-5308
                                   Telephone: (212) 412-3702                         Telephone: (212) 412-3702
                                   Attn: David Barton                                Attn: David Barton

   CIBC Inc.                       CIBC Inc.                                         CIBC Inc.
                                   Two Paces West                                    Two Paces West
                                   2727 Paces Ferry Road, Suite 1200                 2727 Paces Ferry Road, Suite 1200
                                   Atlanta, Georgia 30339                            Atlanta, Georgia 30339
                                   Telecopier: (770) 319-4950                        Telecopier: (770) 319-4950
                                   Telephone: (770) 319-4828                         Telephone: (770) 319-4828
                                   Attn: Anita Rounds                                Attn: Anita Rounds

                                   with a copy to:                                   with a copy to:
                                   1600 Smith, Suite 3000                            1600 Smith, Suite 3000
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 650-3727                        Telecopier: (713) 650-3727
                                   Telephone: (713) 650-2588                         Telephone: (713) 650-2588
                                   Attn: Mark H. Wolf                                Attn: Mark H. Wolf

   Credit Suisse First Boston      Credit Suisse First Boston                        Credit Suisse First Boston
                                   11 Madison Avenue                                 11 Madison Avenue
                                   New York, New York 10010                          New York, New York 10010
                                   Telecopier: (212) 335-0593                        Telecopier: (212) 335-0593
                                   Telephone: (212) 322-1384                         Telephone: (212) 322-1384
                                   Attn: Jenaro Sarasola                             Attn: Jenaro Sarasola

   Royal Bank of Canada            Royal Bank of Canada, New York                    Royal Bank of Canada, New York
                                   One Liberty Plaza, 4th Floor                      One Liberty Plaza, 4th Floor
                                   New York, New York 10006                          New York, New York 10006
                                   Telecopier: (416) 955-6720                        Telecopier: (416) 955-6720
                                   Telephone: (416) 955-6569                         Telephone: (416) 955-6569
                                   Attn: Linda Joannou,                              Attn: Linda Joannou,
                                         Loan Processing                                   Loan Processing

   The Bank of Tokyo-              The Bank of Tokyo - Mitsubishi, Ltd.,             The Bank of Tokyo - Mitsubishi, Ltd.,
   Mitsubishi, Ltd.,                   Houston Agency                                    Houston Agency
   Houston Agency                  1100 Louisiana Street, Suite 2800                 1100 Louisiana Street, Suite 2800
                                   Houston, Texas 77002-5216                         Houston, Texas 77002-5216
                                   Telecopier: (713) 655-3855                        Telecopier: (713) 655-3855
                                   Telephone: (713) 655-3845                         Telephone: (713) 655-3845
                                   Attn: J.M. McIntyre                               Attn: J.M. McIntyre


                                 Schedule I - 4


Multi-Year Credit Agreement


                                   Domestic                                          Eurodollar
   Name of Bank                    Lending Office                                    Lending Office
   ------------                    --------------                                    --------------
   Fleet National Bank,            Fleet National Bank                               Fleet National Bank
   f/k/a BankBoston, N.A.          100 Federal Street, MA DE 10008B                  100 Federal Street, MA DE 10008B
                                   Boston, MA 02110                                  Boston, MA 02110
                                   Telecopier: (617) 434-9820                        Telecopier: (617) 434-9820
                                   Telephone: (617) 434-9627                         Telephone: (617) 434-9627
                                   Attn: John Cannon, Loan Administrator             Attn: John Cannon, Loan Administrator

   Societe Generale,               Societe Generale, Southwest Agency                Societe Generale, Southwest Agency
   Southwest Agency                2001 Ross Avenue, Suite 4800                      2001 Ross Avenue, Suite 4800
                                   Dallas, Texas 75201                               Dallas, Texas 75201
                                   Telecopier: (214) 754-0171                        Telecopier: (214) 754-0171
                                   Telephone: (214) 979-2749                         Telephone: (214) 979-2749
                                   Attn: Stacie Row                                  Attn: Stacie Row

   Industrial Bank of Japan        Industrial Bank of Japan Trust Company            Industrial Bank of Japan Trust Company
   Trust Company                   1251 Avenue of the Americas                       1251 Avenue of the Americas
                                   New York, New York 10020                          New York, New York 10020
                                   Telecopier: (212) 282-4480                        Telecopier: (212) 282-4480
                                   Telephone: (212) 282-4065                         Telephone: (212) 282-4065
                                   Attn: Andrew Encarnacion                          Attn: Andrew Encarnacion

   Toronto Dominion (Texas), Inc.  Toronto Dominion (Texas), Inc.                    Toronto Dominion (Texas), Inc.
                                   909 Fannin Street, 17th Floor                     909 Fannin Street, 17th Floor
                                   Houston, Texas 77010                              Houston, Texas 77010
                                   Swift Address: TDOMU S4H                          Swift Address: TDOMU S4H
                                   Telecopier: (713) 951-9921                        Telecopier: (713) 951-9921
                                   Attn: Azar Azarpour                               Attn: Azar Azarpour

   UBS                             UBS AG, Stamford Branch                           UBS AG, Stamford Branch
                                   677 Washington Boulevard                          677 Washington Boulevard
                                   Stamford, Connecticut  06901                      Stamford, Connecticut 06901
                                   Telecopier: (203) 719-4176                        Telecopier: (203) 719-4176
                                   Telephone: (203) 719-4181                         Telephone: (203) 719-4181
                                   Attn: Barry Kohler                                Attn: Barry Kohler

   Wells Fargo Bank                Wells Fargo Bank, N.A.                            Wells Fargo Bank, N.A.
   Texas, N.A.                     1740 Broadway                                     1740 Broadway
                                   Denver, CO  80274                                 Denver, CO 80274
                                   Telecopier: (303) 863-2729                        Telecopier: (303) 863-2729
                                   Telephone: (303) 863-6102                         Telephone: (303) 863-6102
                                   Attn: Tanya Ivie                                  Attn: Tanya Ivie

   SunTrust Bank                   SunTrust Bank                                     SunTrust Bank
                                   303 Peachtree Street, 3rd Floor                   303 Peachtree Street, 3rd Floor
                                   MK 1929                                           MK 1929
                                   Atlanta, Georgia 30308                            Atlanta, Georgia 30308
                                   Telecopier: (404) 827-6270                        Telecopier: (404) 827-6270
                                   Telephone: (404) 827-6735                         Telephone: (404) 827-6735
                                   Attn: David Edge                                  Attn: David Edge


                                 Schedule I - 5

Multi-Year Credit Agreement


   Westdeutsche Landesbank         Westdeutsche Landesbank Girozentrale,             Westdeutsche Landesbank Girozentrale,
   Girozentrale, New York          New York Branch                                   New York Branch
   Branch                          1211 Avenue of the Americas                       1211 Avenue of the Americas
                                   New York, New York 10036                          New York, New York 10036
                                   Telecopier: (212) 852-6307                        Telecopier: (212) 852-6307
                                   Telephone: (212) 852-6096                         Telephone: (212) 852-6096
                                   Attn:                                             Attn:

   Credit Agricole Indosuez        Credit Agricole Indosuez                          Credit Agricole Indosuez
                                   Texas Commerce Tower                              Texas Commerce Tower
                                   600 Travis, Suite 2340                            600 Travis, Suite 2340
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 223-7029                        Telecopier: (713) 223-7029
                                   Telephone: (713) 223-7001                         Telephone: (713) 223-7001
                                   Attn: Brian Knezeak                               Attn: Brian Knezeak

   The Dai-Ichi Kangyo             The Dai-Ichi Kangyo Bank, Ltd.                    The Dai-Ichi Kangyo Bank, Ltd.
   Bank, Ltd.                      One World Trade Center, 48th Floor                One World Trade Center, 48th Floor
                                   New York, New York 10048                          New York, New York 10048
                                   Telecopier: (212) 912-1879                        Telecopier: (212) 912-1879
                                   Telephone: (212) 432-6627                         Telephone: (212) 432-6627
                                   Attn: Katsuya Noto                                Attn: Katsuya Noto

   Arab Banking Corporation        Arab Banking Corp.                                Arab Banking Corp. (Grand Cayman)
   (B.S.C.)                        277 Park Avenue, 32nd Floor                       277 Park Avenue, 32nd Floor
                                   New York, New York 10172                          New York, New York 10172
                                   Telecopier: (212) 583-0932                        Telecopier: (212) 583-0932
                                   Telephone: (212) 583-4770                         Telephone: (212) 583-4770
                                   Attn: R.S. Hassan                                 Attn: R.S. Hassan

   Bank of China, New York Branch  Bank of China, New York Branch                    Bank of China, New York Branch
                                   410 Madison Avenue                                410 Madison Avenue
                                   New York, New York 10017                          New York, New York 10017
                                   Telecopier: (212) 308-4993      or                Telecopier: (212) 308-4993      or
                                               (212) 688-0919                                    (212) 688-0919
                                   Telephone: (212) 935-3101 x 256                   Telephone: (212) 935-3101 x 256
                                   Telex: ITT 423635                                 Telex: ITT 423635
                                   Attn: Shelly Lang                                 Attn: Shelly Lang

   Bank of Oklahoma, N.A.          Bank of Oklahoma, N.A.                            Bank of Oklahoma, N.A.
                                   One Williams Center, 8th Floor                    One Williams Center, 8th Floor
                                   Tulsa, Oklahoma 74192                             Tulsa, Oklahoma 74192
                                   Telecopier: (918) 588-6880                        Telecopier: (918) 588-6880
                                   Telephone: (918) 588-6217                         Telephone: (918) 588-6217
                                   Attn: Robert Mattax                               Attn: Robert Mattax

                                 Schedule I - 6


Multi-Year Credit Agreement


                                   Domestic                                          Eurodollar
   Name of Bank                    Lending Office                                    Lending Office
   ------------                    --------------                                    --------------
   BNP Paribas,                    BNP Paribas, Houston Agency                       BNP Paribas, Houston Agency
   Houston Agency                  333 Clay Street, Suite 3400                       333 Clay Street, Suite 3400
                                   Houston, Texas 77002                              Houston, Texas 77002
                                   Telecopier: (713) 659-1414                        Telecopier: (713) 659-1414
                                   Telephone: (713) 951-1240                         Telephone: (713) 951-1240
                                   Attn: Donna Rose                                  Attn: Donna Rose

   DG Bank                         DG Bank                                           DG Bank
                                   609 Fifth Avenue                                  609 Fifth Avenue
                                   New York, New York 10017                          New York, New York 10017
                                   Telecopier: (212) 745-1556                        Telecopier: (212) 745-1556
                                   Telephone: (212) 745-1560                         Telephone: (212) 745-1560
                                   Attn: Mark K. Connelly                            Attn: Mark K. Connelly

   KBC Bank N.V., New York Branch  KBC Bank N.V., New York Branch                    KBC Bank N.V., New York Branch
                                   125 West 55th Street                              125 West 55th Street
                                   New York, New York 10019                          New York, New York 10019
                                   Telecopier: (212) 956-5581                        Telecopier: (212) 956-5581
                                   Telephone: (212) 541-0653                         Telephone: (212) 541-0653
                                   Attn: Charlene Cumberbatch/                       Attn: Charlene Cumberbatch/
                                         Loan Administration                               Loan Administration

   The Sumitomo Bank,              The Sumitomo Bank, Limited                        The Sumitomo Bank, Limited
   Limited                         277 Park Avenue                                   277 Park Avenue
                                   New York, New York 10172                          New York, New York 10172
                                   Telex: SUMBK 420515/SUMBK                         Telex: SUMBK 420515/SUMBK
                                   Telecopier: (212) 224-5197                        Telecopier: (212) 224-5197

                                   with copies to:                                   with copies to:
                                   The Sumitomo Bank, Limited                        The Sumitomo Bank, Limited
                                   277 Park Avenue                                   277 Park Avenue
                                   New York, New York  10172                         New York, New York 10172
                                   Telecopier: (212) 224-4384                        Telecopier: (212) 224-4384
                                   Telephone: (212) 224-4194                         Telephone: (212) 224-4194
                                   Attn: Mr. Bruce Meredith                          Attn: Mr. Bruce Meredith

   Commerce Bank, N.A.             Commerce Bank, N.A.                               Commerce Bank, N.A.
                                   1000 Walnut Street, 17th Floor                    1000 Walnut Street, 17th Floor
                                   Kansas City, Missouri 64106                       Kansas City, Missouri 64106
                                   Telecopier: (816) 234-7290                        Telecopier: (816) 234-7290
                                   Telephone: (816) 234-2477                         Telephone: (816) 234-2477
                                   Attn: Dennis R. Block                             Attn: Dennis R. Block

   RZB Finance LLC                 RZB Finance LLC                                   RZB Finance LLC
                                   1133 Avenue of the Americas, 16th Floor           1133 Avenue of the Americas, 16th Floor
                                   New York, New York 10036                          New York, New York 10036
                                   Telecopier: (212) 944-2143                        Telecopier: (212) 944-2143
                                   Telephone: (212) 845-4593                         Telephone: (212) 845-4593
                                   Attn: Elisabeth Hirst                             Attn: Elisabeth Hirst


                                 Schedule I - 7

Multi-Year Credit Agreement

                                  SCHEDULE II

                              BORROWER INFORMATION


Name of Borrower                                          Information for Notices
----------------                                          -----------------------
The Williams Companies, Inc.                              The Williams Companies, Inc.
                                                          One Williams Center, Suite 5000
                                                          Tulsa, Oklahoma 74172
                                                          Attention: Patti J. Kastl
                                                          Telecopier:(918) 573-2065
                                                          Telephone: (918) 573-2172

Northwest Pipeline Corporation                            Northwest Pipeline Corporation
                                                          295 Chipeta Way
                                                          Salt Lake City, Utah 84158-0900
                                                          Attention: Ronald E. Houston
                                                          Telecopier: (801) 584-7255

Transcontinental Gas Pipe Line Corporation                Transcontinental Gas Pipe Line Corporation
                                                          P. O. Box 1396, MD 1060, Level 17
                                                          Houston, Texas 77251
                                                          Attention: Jeffrey P. Heinrichs
                                                          Telecopier: (713) 215-3309

Texas Gas Transmission Corporation                        Texas Gas Transmission Corporation
                                                          3800 Frederica St.
                                                          Owensboro, Kentucky 42302
                                                          Attention: Susanne W. Harris
                                                          Telecopier: (270) 688-6392


                                 Schedule II - 1



Multi-Year Credit Agreement

                                  SCHEDULE III

                              PERMITTED NWP LIENS

a) Any purchase money Lien created by NWP or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable NWP or any of its Subsidiaries to acquire the property secured by such Lien) provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

b) Any Lien existing on any property at the time of the acquisition thereof by NWP or any of its Subsidiaries, whether or not assumed by NWP or any of its Subsidiaries, and any Lien on any property acquired or constructed by NWP or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by NWP or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

c) Any Lien created or assumed by NWP or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by NWP or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

d) Any Lien existing on any property of a Subsidiary of NWP at the time it becomes a Subsidiary of NWP.

e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph
         (a), (b), (c) or (d) above or (j) below; provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

f) Mechanics' or materialmen's or other similar liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in

                                Schedule III - 1

Multi-Year Credit Agreement
         connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of TWC.

h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license, (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by NWP or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

j) Any Lien created or assumed by a Subsidiary of NWP on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither NWP nor any other Subsidiary of NWP shall assume or guarantee such loans or otherwise be liable in respect thereto.

k)       Liens incurred in the ordinary course of business upon rights- of-way.

l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

n) The Lien of taxes and assessments which are not at the time delinquent.


                                Schedule III - 2

Multi-Year Credit Agreement

o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by NWP or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of NWP or the relevant Subsidiary of NWP, as the case may be.

p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of NWP and its Subsidiaries considered as a whole.

r) Any Liens securing Debt neither assumed nor guaranteed by NWP or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of- way and easements) acquired by NWP or any of its Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by NWP or such Subsidiary.

s) Easements, exceptions or reservations in any property of NWP or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by NWP or such Subsidiary.

t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of NWP or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by NWP or such Subsidiary.

u) Any obligations or duties, affecting the property of NWP or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

v) The Liens of any judgments in an aggregate amount for NWP and all of its Subsidiaries (i) not in excess of $5,000,000, the execution of which has not been stayed and (ii) not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

w)       Zoning laws and ordinances.


                                Schedule III - 3

Multi-Year Credit Agreement

x) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by NWP or any of its Subsidiaries for cash.

z) Any Lien not permitted by paragraphs (a) through (y) above securing Debt of NWP and its Subsidiaries or securing any Debt of NWP and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of NWP and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above plus the amount of Attributable Obligations of NWP and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.02(j) does not exceed 10% of the sum of (i) Consolidated Tangible Net Worth of NWP plus (ii) Debt of NWP and its Subsidiaries on a Consolidated basis. For purposes hereof, "Attributable Obligation" of any person means, with respect to any Sale and Lease- Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).



                                Schedule III - 4

Multi-Year Credit Agreement

                                  SCHEDULE IV

                              PERMITTED TGPL LIENS

a) Any purchase money Lien created by TGPL or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable TGPL or any of its Subsidiaries to acquire the property secured by such Lien); provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

b) Any Lien existing on any property at the time of the acquisition thereof by TGPL or any of its Subsidiaries, whether or not assumed by TGPL or any of its Subsidiaries, and any Lien on any property acquired or constructed by TGPL or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by TGPL or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

c) Any Lien created or assumed by TGPL or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by TGPL or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

d) Any Lien existing on any property of a Subsidiary of TGPL at the time it becomes a Subsidiary of TGPL.

e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph
         (a), (b), (c) or (d) above or (j) below; provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

f) Mechanics' or materialmen's or other similar liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in



                                Schedule IV - 1

Multi-Year Credit Agreement
         connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 5% of Consolidated Tangible Net Worth of TWC.

h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license, (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by TGPL or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

j) Any Lien created or assumed by a Subsidiary of TGPL on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither TGPL nor any other Subsidiary of TGPL shall assume or guarantee such loans or otherwise be liable in respect thereto.

k)       Liens incurred in the ordinary course of business upon rights-of-way.

l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

n)       The Lien of taxes and assessments which are not at the time delinquent.

                                Schedule IV - 2

Multi-Year Credit Agreement

o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by TGPL or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of TGPL or the relevant Subsidiary of TGPL, as the case may be.

p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of TGPL and its Subsidiaries considered as a whole.

r) Any Liens securing Debt neither assumed nor guaranteed by TGPL or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by TGPL or any of its Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by TGPL or such Subsidiary.

s) Easements, exceptions or reservations in any property of TGPL or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by TGPL or such Subsidiary.

t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of TGPL or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by TGPL or such Subsidiary.

u) Any obligations or duties, affecting the property of TGPL or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

v) The Liens of any judgments in an aggregate amount for TGPL and all of its Subsidiaries (i) not in excess of $5,000,000, the execution of which has not been stayed and (ii) not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

w)       Zoning laws and ordinances.

                                Schedule IV - 3


Multi-Year Credit Agreement

x) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by TGPL or any of its Subsidiaries for cash.

z) Any Lien not permitted by paragraphs (a) through (y) above securing Debt of TGPL and its Subsidiaries or securing any Debt of TGPL and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of TGPL and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above plus the amount of Attributable Obligations of TGPL and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.02(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of TGPL plus (ii) Debt of TGPL and its Subsidiaries on a Consolidated basis. For purposes hereof, "Attributable Obligation" of any Person means, with respect to any Sale and Lease- Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).


                                Schedule IV - 4

Multi-Year Credit Agreement

                                   SCHEDULE V

                              PERMITTED TGT LIENS

a) Any purchase money Lien created by TGT or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable TGT or any of its Subsidiaries to acquire the property secured by such Lien); provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

b) Any Lien existing on any property at the time of the acquisition thereof by TGT or any of its Subsidiaries, whether or not assumed by TGT or any of its Subsidiaries, and any Lien on any property acquired or constructed by TGT or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by TGT or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

c) Any Lien created or assumed by TGT or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by TGT or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

d) Any Lien existing on any property of a Subsidiary of TGT at the time it becomes a Subsidiary of TGT.

e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph
         (a), (b), (c) or (d) above or (j) below; provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

f) Mechanics' or materialmen's or other similar liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in


                                 Schedule V - 1

Multi-Year Credit Agreement
         connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of TWC.

h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license, (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by TGT or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

j) Any Lien created or assumed by a Subsidiary of TGT on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither TGT nor any other Subsidiary of TGT shall assume or guarantee such loans or otherwise be liable in respect thereto.

k)       Liens incurred in the ordinary course of business upon rights-of-way.

l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

n) The Lien of taxes and assessments which are not at the time delinquent.

                                 Schedule V - 2

Multi-Year Credit Agreement

o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by TGT or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of TGT or the relevant Subsidiary of TGT, as the case may be.

p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of TGT and its Subsidiaries considered as a whole.

r) Any Liens securing Debt neither assumed nor guaranteed by TGT or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by TGT or any of its Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by TGT or such Subsidiary.

s) Easements, exceptions or reservations in any property of TGT or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by TGT or such Subsidiary.

t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of TGT or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by TGT or such Subsidiary.

u) Any obligations or duties, affecting the property of TGT or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

v) The Liens of any judgments in an aggregate amount for TGT and all of its Subsidiaries (i) not in excess of $5,000,000, the execution of which has not been stayed and (ii) not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

w)       Zoning laws and ordinances.

x) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.


                                 Schedule V - 3

Multi-Year Credit Agreement

y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by TGT or any of its Subsidiaries for cash.

z) Any Lien not permitted by paragraphs (a) through (y) above securing Debt of TGT and its Subsidiaries or securing any Debt of TGT and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of TGT and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above plus the amount of Attributable Obligations of TGT and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.02(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of TGT plus (ii) Debt of TGT and its Subsidiaries on a Consolidated basis. For purposes hereof, "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).


                                 Schedule V - 4

Multi-Year Credit Agreement

                                  SCHEDULE VI

                              PERMITTED TWC LIENS

a) Any purchase money Lien created by TWC or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable TWC or any of its Subsidiaries to acquire the property secured by such Lien); provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

b) Any Lien existing on any property at the time of the acquisition thereof by TWC or any of its Subsidiaries, whether or not assumed by TWC or any of its Subsidiaries, and any Lien on any property acquired or constructed by TWC or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by TWC or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

c) Any Lien created or assumed by TWC or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by TWC or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

d) Any Lien existing on any property of a Subsidiary of TWC at the time it becomes a Subsidiary of TWC.

e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph
         (a), (b), (c) or (d) above or (j) below; provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

f) Mechanics' or materialmen's or other similar liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in


                                Schedule VI - 1

Multi-Year Credit Agreement
         connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of TWC.

h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license, (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by TWC or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

j) Any Lien created or assumed by a Subsidiary of TWC on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither TWC nor any other Subsidiary of TWC shall assume or guarantee such loans or otherwise be liable in respect thereto.

k)       Liens incurred in the ordinary course of business upon rights-of-way.

l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

n) The Lien of taxes and assessments which are not at the time delinquent.


                                Schedule VI - 2

Multi-Year Credit Agreement

o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by TWC or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of TWC or the relevant Subsidiary of TWC, as the case may be.

p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of TWC and its Subsidiaries considered as a whole.

r) Any Liens securing Debt neither assumed nor guaranteed by TWC or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of- way and easements) acquired by TWC or any of its Subsidiaries, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by TWC or such Subsidiary.

s) Easements, exceptions or reservations in any property of TWC or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by TWC or such Subsidiary.

t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of TWC or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by TWC or such Subsidiary.

u) Any obligations or duties, affecting the property of TWC or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

v) The Liens of any judgments in an aggregate amount for TWC and all of its Subsidiaries (i) not in excess of $5,000,000, the execution of which has not been stayed and (ii) not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

w)       Zoning laws and ordinances.

x) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

                                Schedule VI - 3

Multi-Year Credit Agreement

y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by TWC or any of its Subsidiaries for cash.

z)       Any Lien not permitted by paragraphs (a) through (y) above or (aa) or
         (bb) below securing Debt of TWC and its Subsidiaries or securing any Debt of TWC and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of TWC and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above or (aa) below plus the amount of Attributable Obligations of TWC and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.02(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of TWC plus (ii) Debt of TWC and its Subsidiaries on a Consolidated basis. For purposes hereof, "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

aa) Any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which TWC is successor in interest; and the obligations of TWC to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.

bb) Any Lien created by TWC or any of its Subsidiaries on any contract (or any rights thereunder or proceeds therefrom) providing for advances by TWC or any of its Subsidiaries to finance gas exploration and development, which Lien is created to secure only indebtedness incurred to finance such advances.

                                Schedule VI - 4

Multi-Year Credit Agreement

                                   SCHEDULE X
                                  COMMITMENTS

                              AS OF JULY 25, 2000


                                                          TWC                  NWP                   TGPL                TGT
                   Banks                                Commitment            Commitment            Commitment          Commitment
                   -----                                ----------            ----------            ----------          ----------

The Bank of Nova Scotia                             $29,895,833.33        $17,083,333.33        $17,083,333.33       $8,541.666.67
Bank of America, N.A.                                29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
Bank One, N.A.                                       29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
The Chase Manhattan                                  29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
Citibank, N.A.                                       29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
Commerzbank AG                                       29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
Credit Lyonnais                                      29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
Fuji Bank, Limited                                   29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67
National Westminster Bank PLC                        29,895,833.33         17,083,333.33         17,083,333.33        8,541,666.67

ABN Amro Bank N.V.                                   24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00
Bank of Montreal                                     24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00
The Bank of New York                                 24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00
Barclays Bank PLC                                    24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00
CIBC Inc.                                            24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00
Credit Suisse First Boston                           24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00
Royal Bank of Canada                                 24,500,000.00         14,000,000.00         14,000,000.00        7,000,000.00

Bank of Tokyo - Mitsubishi, Ltd.                     20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
Fleet National Bank                                  20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
Societe Generale                                     20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
The Industrial Bank of Japan Trust Company           20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
Toronto Dominion (Texas) Inc.                        20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
UBS AG, Stamford Branch                              20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
Wells Fargo Bank Texas, N.A.                         20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67
Westdeutsche Landesbank                              20,708,333.33         11,833,333.33         11,833,333.33        5,916,666.67

Credit Agricole Indosuez                             11,520,833.33          6,583,333.33          6,583,333.33        3,291,666.67
Suntrust Bank                                        11,520,833.33          6,583,333.33          6,583,333.33        3,291,666.67
The Dai-Ichi Kangyo Bank, Ltd.                       11,520,833.33          6,583,333.33          6,583,333.33        3,291,666.67

Arab Banking Corporation                              7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00
Bank of China                                         7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00
Bank of Oklahoma                                      7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00
Banque Nationale De Paris                             7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00
DG Bank                                               7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00
KBC Bank, N.V.                                        7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00
Sumitomo Bank, Limited                                7,218,750.00          4,125,000.00          4,125,000.00        2,062,500.00

Commerce Bank, N.A.                                   4,338,541.67          2,479,166.67          2,479,166.67        1,239,583.33
RZB Finance LLC                                       4,338,541.67          2,479,166.67          2,479,166.67        1,239,583.33
                                                     -------------         -------------         -------------       -------------
TOTAL                                              $700,000,000.00       $400,000,000.00       $400,000,000.00     $200,000,000.00

                                 Schedule X - 1


Multi-Year Credit Agreement

                                  SCHEDULE XI

                               RATING CATEGORIES



                                                                    APPLICABLE MARGIN
      RATING                                            ------------------------------------------
     CATEGORY        S&P OR MOODY'S RATINGS OF THE      < OR = TO 50% OF          >50% OF             APPLICABLE
      OF THE       SENIOR UNSECURED LONG-TERM DEBT OF   COMMITMENTS               COMMITMENTS        COMMITMENT FEE
     BORROWER                 THE BORROWER              DRAWN                     DRAWN                   RATE
  --------------- ------------------------------------- ---------------------- -------------------- ------------------
                  A or  better  by S&P or A2 or better
       ONE        by Moody's                                    .375%                 .500%               .100%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

       TWO        A- by S&P or A3 by Moody's                    .500%                 .625%               .105%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

      THREE       BBB+ by S&P or Baa1 by Moody's                .625%                 .750%               .115%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

       FOUR       BBB by S&P or Baa2 by Moody's                 .750%                 .875%               .125%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

       FIVE       BBB- by S&P and Baa3 by Moody's               1.00%                1.125%               .175%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

       SIX        BBB- by S&P or Baa3 by Moody's                1.25%                 1.50%               .250%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

                  Such  Borrower is Unrated or none of
      SEVEN       the above applies to such Borrower            1.50%                 2.00%               .375%
  --------------- ------------------------------------- ---------------------- -------------------- ------------------

         The Rating Category of a particular Borrower depends solely on the ratings (or lack thereof) of the senior unsecured long-term debt of such Borrower and not the ratings for any other Borrower. The Applicable Commitment Fee Rate is based solely on the ratings of the senior unsecured long-term debt of TWC.


                                Schedule XI - 1

Multi-Year Credit Agreement

                                  EXHIBIT A-1


                               A PROMISSORY NOTE


U.S. $__________________                                           July 25, 2000

         FOR VALUE RECEIVED, the undersigned, ______________________, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on the Stated Termination Date (as defined in the Credit Agreement referred to below), the principal amount of $______________, or, if less, the aggregate principal amount of the A Advances (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Stated Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds.

         This A Promissory Note is one of the A Notes referred to in, and is subject to and entitled to the benefits of the Credit Agreement, dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Bank, certain other borrowers party thereto, certain other financial institutions parties thereto, The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent, and Citibank, N.A., as Agent for the Bank and such other financial institutions. The Credit Agreement, among other things, (i) provides for the making of advances to the Borrower from time to time pursuant to Section 2.01 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this A Promissory Note and (ii) contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This A Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                Exhibit A-1 -- 1

Multi-Year Credit Agreement

                                                 [BORROWER NAME]


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                Exhibit A-1 -- 2

Multi-Year Credit Agreement

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                 Amount of
                            Amount               Principal               Unpaid
                              Of                  Paid or               Principal                 Notation
       Date                Advance                Prepaid                Balance                  Made By
-------------------- --------------------- ---------------------- ---------------------- ---------------------------


-------------------- --------------------- ---------------------- ---------------------- ---------------------------


-------------------- --------------------- ---------------------- ---------------------- ---------------------------


-------------------- --------------------- ---------------------- ---------------------- ---------------------------

                                Exhibit A-1 -- 3

Multi-Year Credit Agreement

                                  EXHIBIT A-2

                               B PROMISSORY NOTE

U.S. $__________________                              Dated: ____________, _____


         FOR VALUE RECEIVED, the undersigned, _______________________, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on _________, the principal amount of _____________ U.S. Dollars ($______________).

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

                  Interest Rate:    ______% per annum (calculated on the basis

         of  a year of  ____ days for the actual number of days elapsed).

         Interest Payment

         Date or Dates:       ___________________

         Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, for the account of the Bank at the office of Citibank, N.A., at 399 Park Avenue, New York, New York 10043, in same day funds.

         This B Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of the Credit Agreement, dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Bank, certain other borrowers party thereto, certain other financial institutions parties thereto, The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent, and Citibank, N.A., as Agent for the Bank and such other financial institutions. The Credit Agreement contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                                Exhibit A-2 -- 1

Multi-Year Credit Agreement

         This B Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              [BORROWER]


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                Exhibit A-2 -- 2

Multi-Year Credit Agreement

                                  EXHIBIT B-1

                             NOTICE OF A BORROWING

                                                                         [Date]

Citibank, N.A., as Agent
for the Banks parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York  10043

         ATTENTION: Bilal Aman

Ladies and Gentlemen:

         The undersigned, _____________________ (the "Borrower"), refers to the Credit Agreement, dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, certain other borrowers parties thereto, certain Banks parties thereto, The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent and Citibank, N.A., as Agent for such Banks; hereby gives you notice, irrevocably, pursuant to Section
2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement and (c) in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02 (a) of the Credit Agreement:

         (i)      The Business Day of the Proposed A Borrowing is
                  ______________, 19____.

         (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

         (iii) The aggregate amount of the Proposed A Borrowing is $__________________.

         (iv) [The Interest Period for each A Advance made as part of the Proposed A Borrowing is ______ months.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A
Borrowing:

         (a) the representations and warranties contained in Section 4.01 of the Credit Agreement as to the Borrower and its Subsidiaries are correct on and as of the date of the Proposed A Borrowing, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                                Exhibit B-1 -- 1

Multi-Year Credit Agreement

         (b) no event has occurred and is continuing, or would result from the Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

         (c) [the senior unsecured debt of the Borrower is rated ______ by S&P and ______ by Moody's; and]

         [(d)] after giving effect to the Proposed A Borrowing and all other Borrowings which have been requested on or prior to the date of the Proposed A Borrowing but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to the Borrower (computed without regard to any B Reduction).

                                                 Very truly yours,

                                                 [BORROWER]


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn:    The Williams Companies, Inc.
                  Account Officer



                                Exhibit B-1 -- 2

Multi-Year Credit Agreement

                                  EXHIBIT B-2

                             NOTICE OF B BORROWING

                                                                         [Date]

Citibank, N.A., as Agent
for the Banks parties to the
Credit Agreement referred to below
399 Park Avenue
New York, New York 10043

         ATTENTION:  Bilal Aman

Ladies and Gentlemen:

         The undersigned, __________________ (the "Borrower"), (a) refers to the Credit Agreement, dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, certain other borrowers parties thereto, certain Banks parties thereto, The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent and Citibank, N.A., as Agent for such Banks; (b) hereby gives you notice, irrevocably, pursuant to
Section 2.16 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement and (c) in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

                  (A)      Date of B Borrowing _________________________
                  (B)      Amount of B Borrowing _________________________
                  (C)      Maturity Date _________________________
                  (D)      Interest Rate Basis _________________________
                  (E)      Interest Payment Date(s) _________________________
                  (F)      Prepayment Permitted [Yes/No]  [Conditions]
                  (G)      ____________________ _________________________

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B
Borrowing:

         (a) the representations and warranties contained in Section 4.01 of the Credit Agreement as to the Borrower and its Subsidiaries are correct on and as of the date of the Proposed B Borrowing, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

         (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an

                                Exhibit B-2 -- 1

Multi-Year Credit Agreement

                  Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

         (c) following the making of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement, the aggregate principal amount of all Advances of the Banks to the Borrower then outstanding will not exceed the aggregate amount of the Commitments of the Banks to the Borrower (computed without regard to any B Reduction); and

         (d) after giving effect to the Proposed B Borrowing and all other Borrowings which have been requested on or prior to the date of the Proposed B Borrowing but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks (computed without regard to any B Reduction).

         The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.16(a)(v) of the Credit Agreement.

                                                  Very truly yours,

                                                  [BORROWER NAME]

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn: The Williams Companies, Inc.
               Account Officer


                                Exhibit B-2 -- 2

Multi-Year Credit Agreement

                                   EXHIBIT C



WILLIAM G. VON GLAHN                                         One Williams Center
Senior Vice President and                                  Tulsa, Oklahoma 74172
General Counsel                                                     918/573-2480









July 25, 2000

To each of the Banks parties to the Credit Agreement dated as of July 25, 2000, by and among the Borrowers, the Banks parties thereto and Citibank, N.A., as Agent for the Banks

Ladies and Gentlemen:

         I am General Counsel of The Williams Companies, Inc. ("TWC") and have acted as counsel to the Borrowers in connection with the U.S. $700,000,000 Credit Agreement dated July 25, 2000, by and among the Borrowers, the Banks parties thereto, and Citibank, N.A., as Agent for the Banks (the "Agreement"). This opinion is furnished to you at the request of the Borrowers pursuant to
Section 3.01(d) of the Agreement. Terms defined in the Agreement not otherwise defined herein are used herein as therein defined.

         In connection with the opinions expressed herein, I, or attorneys reporting to me, have examined and relied upon copies of the following documents:

         (a) the Agreement, including all exhibits, schedules, and attachments thereto, and any Notes issued pursuant thereto;

         (b) Certificates of the Secretary of State of the State of Delaware dated July 25, 2000, attesting to the continued corporate existence and good standing of each Borrower in that State; and

         (c) the Certificates of Incorporation and By-Laws of the Borrowers, and all amendments thereto.

         Those documents identified in items (a) through (c) above are collectively referred to herein as the "Transaction Documents." In connection with this opinion, I or other attorneys acting under my supervision have (i) investigated such questions of law, (ii) examined such corporate documents and records of the Borrowers and certificates of public officials, and (iii) received such information from officers and representatives of the Borrowers and made such


                                 Exhibit C - 1

Multi-Year Credit Agreement
investigations as I or other attorneys under my supervision have deemed necessary or appropriate for the purposes of this opinion. I have not, nor have other attorneys under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits, or the like and have made no independent search of the records of any court, arbitrator, or governmental authority affecting any Person, and no inference as to my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.

         In rendering the opinions herein, I have assumed without independent verification (i) the genuineness of all signatures of the Banks and the Agent,
(ii) the capacity of the signing officers of each of the Banks and the Agent,
(iii) the authenticity of all documents submitted to me as original and the conformity with the authentic originals of all documents submitted to me as copies, and (iv) the due execution and delivery, pursuant to due authorization, of the Agreement by the Banks and the Agent and the enforceability of the Agreement against the Banks and the Agent.

         Based upon and subject to the foregoing and the other qualifications, limitations, and assumptions set forth below and upon such other matters as I have deemed appropriate, I am of the opinion that:

         1. Each of the Borrowers is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2. The execution, delivery, and performance by each Borrower of the Agreement and any Notes and the consummation of the transactions contemplated by the Agreement are (a) within each Borrower's corporate powers, (b) will not contravene (i) the respective Certificates of Incorporation or By-Laws of each Borrower, (ii) any law, rule, or regulation applicable to each Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or
                  (iii) any contractual or legal restriction, and (d) will not result in or require the creation or imposition of any Lien prohibited by the Agreement.

         3. The Agreement and any Notes have been duly authorized, executed, and delivered to the Agent by each Borrower.

         4. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by any Borrower of the Agreement or the consummation of the transactions contemplated by the Agreement, except, in the case of such performance, for such authorizations, approvals, actions, notices, and filings which have been made or obtained.

         5. The Agreement and the Notes, if any, when executed and delivered, will constitute legal, valid, and binding obligations of the Borrowers enforceable against each Borrower in accordance with their respective terms.

                                 Exhibit C - 2

Multi-Year Credit Agreement

         6. Except as set forth in the Public Filings, to my knowledge there are no pending or overtly threatened actions or proceedings against any Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator that purport to affect the legality, validity, binding effect, or enforceability of the Agreement or the Notes, if any, that would reasonably be expected to have a materially adverse effect upon the financial condition or operations of the Borrowers and their Subsidiaries, taken as a whole.

         7. No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8. In any action or proceeding arising out of or relating to the Agreement or any of the Notes in any court of the State of Oklahoma or in any Federal court sitting in the State of Oklahoma, assuming (i) proper venue, jurisdiction, and a full and proper presentation of the issues and the law to the court, (ii) such action or proceeding is not dismissed on the basis of an inconvenient forum, and (iii) that the court properly applies Oklahoma law, such court would (a) recognize and give effect to the provisions of the Agreement and the Notes that set forth the governing law, and (b) construe the Agreement and the Notes in accordance with the internal laws of the State of New York. Subject to the foregoing and without limiting the generality thereof, a court of the State of Oklahoma or a Federal court sitting in the State of Oklahoma would apply the usury law of the State of New York, and would not apply the usury law of the State of Oklahoma, to the Agreement and the Notes. However, if a court were to hold that the Agreement or any of the Notes are governed by or to be construed in accordance with the laws of the State of Oklahoma, the Agreement and the Notes when executed, delivered, and funded, would be, under the laws of the State of Oklahoma, legal, valid, and binding obligations of each Borrower signatory thereto and enforceable against each Borrower in accordance with their respective terms.

         The opinions expressed in this letter are subject to the following additional qualifications and limitations:

         A. My opinion in paragraph 1 with respect to the incorporation and good standing of the Borrowers is based solely on Certificates, dated as of July 25, 2000, from the Secretary of State of the State of Delaware, certifying as to such matters.

         B. My opinions in paragraph 5 and my opinion in the last sentence of paragraph 8 above are subject, insofar as enforceability is concerned, to the effect of any

                                 Exhibit C - 3

Multi-Year Credit Agreement
                  applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights and remedies generally.

         C. My opinion in paragraph 5 and my opinion in the last sentence of paragraph 8 above are subject, insofar as enforceability is concerned, to the effect of general principles of equity including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         D. I express no opinion with respect to the enforceability of any of the following: (i) indemnification provisions to the extent the same are violative of federal or state securities laws, rules, or regulations, or of public policy, (ii) clauses waiving right to trial by jury, exculpation clauses, or clauses granting offset rights to the Banks or against any deposits or in respect of matured claims, (iii) clauses relating to recovery of attorneys' fees in connection with the enforcement of obligations, (iv) clauses relating to release of unmatured claims and integration clauses to the effect that no representation was made other than as appears in the Agreement, (v) clauses purporting to waive unmatured rights, representations, warranties, or affirmative or negative covenants to the extent such representations, warranties, or covenants can be construed to be independent clauses which purport to be legal, valid, binding, and enforceable by themselves, as distinguished from being clauses that trigger an event of default, and severability and similar clauses, and (vi) clauses that incorporate by reference a document or instrument or agreement not in existence on the date hereof to the extent that any such document, instrument, or agreement is the basis of an effort to enforce the Agreement, insofar as any of the foregoing are contained in the Agreement.

         E. I express no opinion as to the effect on the opinions herein stated of compliance or non-compliance by any Bank with any applicable state, federal, or other laws or regulations applying only to banks, or the legal or regulatory status of any Bank.

         F. My opinion in paragraph 5 and my opinion in paragraph 8 above assumes (i) application of New York law would not be found to be contrary to a fundamental policy of a state with a materially greater interest in determining the question presented and the laws of which would govern in absence of an effective choice of law, (ii) Citibank, N.A. has a place of business located in the State of New York, and (iii) the Borrowers are required to perform a part of their respective obligations under the Agreement, such as delivery of payment, in the State of New York.

         G. Qualification of any statement or opinion herein by the use of the words "to my knowledge" means that during the course of representation in connection with the transactions contemplated by the Agreement, no information has come to the attention of me or attorneys reporting to me that would give me or such attorneys


                                 Exhibit C - 4

Multi-Year Credit Agreement
                  current actual knowledge of the existence of facts or matters so qualified. I have not undertaken any investigation to determine the existence of facts, and no inference as to my knowledge thereof shall be drawn from the fact of the representation by me or attorneys reporting to me of any party or otherwise.

         I am admitted to practice law in the States of Oklahoma and New York, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the States of Oklahoma and New York, the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as any of such laws are applicable. I render no opinion with respect to any other laws.

                                 Exhibit C - 5

Multi-Year Credit Agreement

         This opinion letter is solely for the benefit of the Banks and the Agent, their respective successors, assigns, participants, and other transferees and counsel for the Persons referred to in this sentence, in consummating the transaction contemplated by the Agreement, and may not be used or relied upon by, quoted, transmitted to, or filed with any other Person or for any other purpose whatsoever without in each instance my prior written consent. This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you as to any changes of fact or law coming to my attention after the date hereof.

                                 Very truly yours,



                                 William G. von Glahn


                                 Exhibit C - 6

Multi-Year Credit Agreement

                                   EXHIBIT D
                               [FORM OF OPINION]



                                 July ___, 2000




To each of the Banks party to the
Credit Agreement described below,
The Chase Manhattan Bank and
Commerzbank AG, as Co-Syndication
Agents, Credit Lyonnais New York Branch, as Documentation Agent and
Citibank, N.A., as Agent

Ladies and Gentlemen:

         We have acted as special counsel to Citibank, N.A., acting for itself and as Agent, in connection with the preparation, execution and delivery of the Credit Agreement, dated as of July ___ , 2000 (the "Credit Agreement"), by and among The Williams Companies, Inc., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, and Texas Gas Transmission Corporation (each a "Borrower" and collectively, the "Borrowers"), and each of you. Terms defined in the Credit Agreement are used herein as therein defined.

         In that connection, we have examined the following documents:

                  (1) Counterparts of the Credit Agreement, executed by the Agent, the Co-Syndication Agents, the Documentation Agent and each of the Borrowers, respectively.

                  (2) The documents furnished by the Borrowers pursuant to
         Section 3.01 of the Credit Agreement and listed on Annex A hereto, including the opinion of William G. von Glahn ("Opinion").

         In our examination of the documents referred to above, we have assumed
(i) the authenticity of all such documents submitted to us as originals, (ii) the genuineness of all signatures and (iii) the conformity to the originals of all such documents submitted to us as copies. We have also assumed the accuracy of all matters set forth in the certificates referred to on Annex A hereto and assumed that the Borrowers, the Banks, the Co-Syndication Agents, the Documentation Agent and the Agent have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement and that the Borrowers have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the respective A Notes. We have also assumed that (i) no Bank has requested that the opinion


                                 Exhibit D - 1

Multi-Year Credit Agreement
required by Section 3.1(d) of the Credit Agreement contain any matter not contained in the form of opinion set forth as Exhibit C to the Credit Agreement, (ii) no Bank other than those Banks listed in item (1) of Annex A has requested that A Notes be delivered to it and (iii) the Agent has satisfactory evidence that principal and interest on all loans and advances outstanding and all accrued fees and other obligations owed by any of the Borrowers pursuant to the Second Amended and Restated Credit Agreement dated as of July 23, 1997, among the Borrowers, the financial institutions party thereto and Citibank, N.A., as agent for such institutions (as amended) have been paid in full.

         Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the Opinion and the other documents referred to in item (2) above are substantially responsive to the requirements of the Credit Agreement.

         This opinion (i) is furnished solely for the benefit of the Banks, the Co-Syndication Agents, the Documentation Agent, the Agent, their respective successors, assigns, participants and other transferees and solely in connection with the transactions described above and (ii) may not be relied upon by, or communicated to, any other Person or for any other purpose, nor may it be quoted, circulated or published or made public, in whole or in part, or furnished, without our prior written consent, to any Person. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of changes in laws or interpretations thereof or in circumstances or events that occur subsequent to this date.

                               Very truly yours,




                               Mayer, Brown & Platt


                                 Exhibit D - 2

Multi-Year Credit Agreement

                                    ANNEX A

(1) A Notes dated July ___, 2000 of each Borrower payable to the order of the following Banks:

                        [list banks requesting A Notes]

(2) Certified copies of resolutions of the Board of Directors of each Borrower pertaining to the Credit Agreement and the Notes.

(3) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (a) the names and the signatures of officers of such Borrower authorized to sign the Credit Agreement and the Notes for such Borrower and (b) copies of the Certificate of Incorporation and Bylaws of such Borrower.

(4) The opinion of William G. von Glahn, Esq., substantially in the form of Exhibit C to the Credit Agreement.

(5) A certificate of an officer of each Borrower stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of such Borrower as in effect on July ___, 2000.


                                 Exhibit D - 3

Multi-Year Credit Agreement

                                   EXHIBIT E


                            INVESTMENTS DESCRIBED IN

                   PARAGRAPH 5.02(e) OF THE CREDIT AGREEMENT


Loan Agreement dated as of September 8, 1999 between Williams Communications, Inc., as Borrower, and TWC, as Lender, filed as Exhibit 10.57 to WCG's Form 10-K/A for the fiscal year ended December 31, 1999.

Various immaterial intercompany receivables between TWC or its Subsidiaries and the WCG Subsidiaries for services rendered, which are settled on a reasonably prompt basis. Services are rendered to the WCG Subsidiaries by TWC or its Subsidiaries pursuant to certain intercompany services agreements, all of which are filed as exhibits to WCG's Form 10-K/A for the fiscal year ended December 31, 1999.

As of July 25, 2000, TWC's investment in WCG consists of 395,434,965 shares of Class B common stock.

                                 Exhibit E - 1

Multi-Year Credit Agreement

                                   EXHIBIT F

                               TRANSFER AGREEMENT

         This Transfer Agreement, dated as of ___________________ (this "Agreement"), is made by and among The Williams Companies, Inc., a Delaware corporation ("TWC"), Northwest Pipeline Corporation ("NWP"), Transcontinental Gas Pipe Line Corporation ("TGPL") and Texas Gas Transmission Corporation ("TGT"), each a Delaware corporation (TWC, NWP, TGPL and TGT being each a "Borrower" and collectively, the "Borrowers"); Citibank, N.A., as Agent for the banks party to the Credit Agreement, dated as of July 25, 2000 (as such may be amended from time to time, the "Credit Agreement"), by and among the Borrowers, such Agent and such banks; ___________________ ("Assignor"); and (d) _______________ ("Assignee"). In consideration of the mutual covenants herein contained, the parties hereto agree as set forth herein.

                  1. Transfer. Pursuant to the last sentence of Section 8.06(a) of the Credit Agreement, Assignor hereby assigns to Assignee (without representation or warranty to Assignee and without Assignee having recourse against Assignor as a result of such assignment), and Assignee hereby assumes, a constant ____% of each of the Assignor's Commitments (such term used throughout this Agreement without giving effect to any B Reduction) to each of the Borrowers under the Credit Agreement, such assignment from Assignor to Assignee being [all of Assignor's Commitments to the Borrower] [(a) $___________ of Assignor's $____________ Commitment to TWC; (b) $__________ of
         Assignor's $_________ Commitment to NWP; (c) $_________ of Assignor's $__________ Commitment to TGPL; and (d) $__________ of Assignor's $__________ Commitment to TGT] (the amount of such Commitment to the Borrower so assigned is called the "Assigned Portion" of such Commitment). [The Assignee is already a Bank under the Credit Agreement with a Commitment of $___________, $___________, $___________, $___________, $___________, $___________ and
         $___________ to TWC, NWP, TGPL and TGT, respectively, prior to the assumption contemplated hereby.] [The Assignee is hereby approved by the Agent [and the Borrowers] for purposes of the assignment and assumption contemplated hereby.] As contemplated by such Section 8.06, it is hereby agreed that:

                  (i) the Assignor is hereby released from all of its obligations under the Credit Agreement with respect to or arising as a result of the Assigned Portions of its Commitment assigned hereby;

                  (ii) the Assignee hereby becomes obligated for the Assigned Portions of such Commitment and all other obligations of the Assignor (including, without limitation, obligations to the Agent under Section
                           7.05 of the Credit Agreement or otherwise) under the Credit Agreement with respect to or arising as a result of the Assigned Portions of such Commitments;

                  (iii) the Assignee is hereby assigned the right to vote or consent under the Credit Agreement and the other rights and obligations of the Assignor under the Credit


                                  Exhibit F-1

Multi-Year Credit Agreement

                           Agreement, in each case to the extent of the Assigned Portions of such Commitment;

                  (iv)     TWC, if requested or required to do so pursuant to
                           Section 2.09 of the Credit Agreement,
                           contemporaneously with its execution and delivery hereof, will deliver, in replacement of the A Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $___________ A
                           Note)] (a) to the Assignee, a new A Note in the amount of $____________ [(and the Assignee agrees to mark "Exchanged" and return to TWC, with reasonable promptness following such delivery, any A Note of the Assignee being replaced thereby)], (b) to the Assignor, a new A Note in the amount of $____________ (and the Assignor agrees to return to TWC, with reasonable promptness following delivery of such new A Note, any A Note of the Assignor being replaced thereby, marked "Exchanged"), and (c) to the Agent, photocopies of all such new A Notes and of all such replaced A Notes;

                  (v)      NWP, if requested or required to do so pursuant to
                           Section 2.09 of the Credit Agreement,
                           contemporaneously with its execution and delivery hereof, will deliver, in replacement of the A Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $___________ A
                           Note)] (a) to the Assignee, a new A Note in the amount of $____________ [(and the Assignee agrees to mark "Exchanged" and return to TWC, with reasonable promptness following such delivery, any A Note of the Assignee being replaced thereby)], (b) to the Assignor, a new A Note in the amount of $____________ (and the Assignor agrees to return to TWC, with reasonable promptness following delivery of such new A Note, any A Note of the Assignor being replaced thereby, marked "Exchanged"), and (c) to the Agent, photocopies of all such new A Notes and of all such replaced A Notes;

                  (vi)     TGPL, if requested or required to do so pursuant to
                           Section 2.09 of the Credit Agreement,
                           contemporaneously with its execution and delivery hereof, will deliver, in replacement of the A Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $___________ A
                           Note)] (a) to the Assignee, a new A Note in the amount of $____________ [(and the Assignee agrees to mark "Exchanged" and return to TGPL, with reasonable promptness following such delivery, any A Note of the Assignee being replaced thereby)], (b) to the Assignor, a new A Note in the amount of $____________ (and the Assignor agrees to return to TGPL, with reasonable promptness following delivery of such new A Note, any A Note of the Assignor being replaced thereby, marked "Exchanged"), and (c) to the Agent, photocopies of all such new A Notes and of all such replaced A Notes;

                  (vii)    TGT, if requested or required to do so pursuant to
                           Section 2.09 of the Credit Agreement,
                           contemporaneously with its execution and delivery hereof, will deliver, in replacement of the A Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $___________ A
                           Note)] (a) to the


                                  Exhibit F-2

Multi-Year Credit Agreement

                           Assignee, a new A Note in the amount of
                           $____________ [(and the Assignee agrees to mark "Exchanged" and return to TGT, with reasonable promptness following such delivery, any A Note of the Assignee being replaced thereby)], (b) to the Assignor, a new A Note in the amount of $____________ (and the Assignor agrees to return to TGT, with reasonable promptness following delivery of such new A Note, any A Note of the Assignor being replaced thereby, marked "Exchanged"), and (c) to the Agent, photocopies of all such new A Notes and of all such replaced A Notes;

                  (viii) [inasmuch as there are currently no outstanding A Advances, no transfer of A Advances is hereby made];

                  (ix)     [$__________, $__________, $__________, $__________
                           of the Assignor's outstanding A Advances to TWC, NWP, TGPL and TGT, respectively, are hereby transferred to the Assignee, which amounts represent [the aggregate amount of all of the Assignor's outstanding A Advances to TWC, NWP, TGPL and TGT, respectively,] [the amount of the assigned portions of the outstanding A Advances of the Assignor to the Borrower being hereby assigned to Assignee a portion of each such A Advance with the assigned portion of each such A Advance being equal to the amount of such A Advance multiplied by a fraction, the numerator of which is the amount of the Assignor's Commitments assumed hereby by the Assignee and the denominator of which is the amount of the Assignor's Commitments (without giving effect to any B Reduction) immediately prior to such assumption]; [and]

                  (x) the Assignee hereby confirms that it is a party to the Credit Agreement as a Bank and agrees that after giving effect to this Agreement its Commitments will be $_______________, $__________, $__________,
                           $__________ to TWC, NWP, TGPL and TGT, respectively; [and]

                  (xi) the Assignee hereby specifies the following offices as its Applicable Lending Offices under the Credit
                           Agreement:


                         Domestic                           Eurodollar
                      Lending Office                       Lending Office
                      --------------                       --------------
          Attention:                          Attention:
                    -----------------------             ------------------------
          Telephone:                          Telephone:
                    -----------------------             ------------------------
          Telecopy:                           Telecopy:
                    -----------------------             ------------------------
          Answerback:                         Answerback:
                    -----------------------             ------------------------

                  (xii) [the Assignee hereby specifies the following as its address for notices and communications under the Credit Agreement:


                                  Exhibit F-3

Multi-Year Credit Agreement

                  [Assignee]
                  Attention:
                            ---------------------------------------
                  Telephone:
                            ---------------------------------------
                  Telecopy:
                            ---------------------------------------
                  Answerback:                                      ]
                             --------------------------------------

         2.       Miscellaneous.

                  2.1 Amendments, Etc. This Agreement shall not be amended, waived or otherwise modified except in writing executed by the parties hereto.

                  2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  2.3 Definitions. Capitalized terms used herein which are defined in the Credit Agreement and not defined herein are used herein as defined in the Credit Agreement.

                  2.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  2.5 Effective Date. This Agreement shall be effective as of the date first above written for purposes of computation of commitment fees under the Credit Agreement and for all other relevant purposes.

                  2.6 Assignee Credit Decision. The Assignee acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note, the Credit Agreement or this Agreement.

                  2.7 Indemnity. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including without limitation reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed by Assignee under this Agreement.

                                  Exhibit F-4

Multi-Year Credit Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNEE]                     THE WILLIAMS COMPANIES, INC.


By:                                    By:
   --------------------------------       ---------------------------------
Name:                                  Name:
     ------------------------------         -------------------------------
Title:                                 Title:
      -----------------------------          ------------------------------

[NAME OF ASSIGNOR]                     NORTHWEST PIPELINE CORPORATION


By:                                    By:
   --------------------------------       ---------------------------------
Name:                                  Name:
     ------------------------------         -------------------------------
Title:                                 Title:
      -----------------------------          ------------------------------

CITIBANK, N.A., AS AGENT               TRANSCONTINENTAL GAS PIPELINE CORPORATION

By:                                    By:
   --------------------------------       ---------------------------------
Name:                                  Name:
     ------------------------------         -------------------------------
Title:                                 Title:
      -----------------------------          ------------------------------

                                       TEXAS GAS TRANSMISSION CORPORATION

                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------




                                  Exhibit F-5

Multi-Year Credit Agreement